UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

HUBSPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 25, 2023

Dear Fellow Stockholders:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of HubSpot, Inc. (“HubSpot”) to be held on Tuesday, June 6, 2023 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.

Pursuant to the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a notice of the Internet availability of the proxy materials. On or about April 25, 2023, we will begin mailing to our stockholders a Notice of Internet Availability (the “Notice”) containing instructions on how to access or request a copy of our Proxy Statement for the 2023 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended December 31, 2022.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for being a HubSpot stockholder. We look forward to seeing you at our Annual Meeting.

Sincerely,

Brian Halligan

Co-founder and Executive Chairperson

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the virtual Annual Meeting, whether or not you plan to attend the virtual Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the Annual Meeting and save HubSpot the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf on (1) the election of directors, (2) the non-binding, advisory vote to approve the compensation of our named executive officers, or (3) the non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the virtual Annual Meeting, revoking your earlier submitted proxy or voting your stock during the virtual Annual Meeting.

HUBSPOT, INC.

2 Canal Park

Cambridge, MA 02141

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that HubSpot, Inc. will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 6, 2023 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HUBS2023 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

•
To elect four Class III directors, Nick Caldwell, Claire Hughes Johnson, Jay Simons, and Yamini Rangan, to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
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To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•
To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
•
To conduct a non-binding, advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers; and
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To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on April 10, 2023 or hold a valid proxy for the Annual Meeting.

For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Voting” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Alyssa Harvey Dawson

Chief Legal Officer

Cambridge, Massachusetts

April 25, 2023

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING
OF STOCKHOLDERS

ABOUT THE ANNUAL MEETING

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”). The Annual Meeting will be conducted via live audio webcast this year.

If you are a stockholder of record as of the close of business on April 10, 2023, the record date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/HUBS2023 and entering your 16-digit control number (included on the Notice). We made this Proxy Statement available to stockholders beginning on April 25, 2023. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time on Tuesday, June 6, 2023. We encourage participants to access the meeting prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting, at 8:45 a.m. Eastern Time, and participants should allow ample time for check-in procedures.

In this Proxy Statement the terms “HubSpot,” “the company,” “we,” “us,” and “our” refer to HubSpot, Inc. The mailing address of our principal executive offices is HubSpot, Inc., 2 Canal Park, Cambridge MA 02141.

Internet Availability of Proxy Materials

We are providing access to our proxy materials over the Internet. On April 25, 2023, we mailed the Notice to stockholders, unless they requested a printed copy of proxy materials. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Record Date	April 10, 2023

Quorum

A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present at the Annual Meeting or represented by proxy to constitute a quorum. A quorum will be present if 24,792,009 shares of our common stock are present in person or by remote communication or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Shares Outstanding	49,584,016 shares of common stock outstanding as of April 10, 2023.

Voting	There are four ways a stockholder of record can vote:

(1) By Internet before the Annual Meeting: You may vote over the Internet by following the instructions provided in the Notice.

(2) By Internet during the Annual Meeting: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Please have your Notice in hand when you access the website and then follow the instructions.

(3) By Telephone: You can vote by telephone by following the instructions in the Notice.

(4) By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy as described in the proxy materials.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 5, 2023. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

2023 PROXY STATEMENT | HubSpot, Inc. 1

Annual Meeting Participation

If you are a stockholder as of the record date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. While we value stockholder engagement, questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed during the Annual Meeting. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/HUBS2023 for one year.

Technical Issues During the Meeting

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection, and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/HUBS2023.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending and voting during the Annual Meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of directors, each nominee that receives a majority of votes properly cast will be elected as a director.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

For Proposal Three, a majority of the votes properly cast is required to approve the compensation of our named executive officers. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee of our Board, or the company. However, the Board values input from stockholders, and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

For Proposal Four, the frequency receiving the highest number of the votes properly cast will be considered the frequency preferred by the stockholders. Since this proposal is an advisory vote, the result will not be binding on our Board, the Compensation Committee, or the company. However, the Board values input from stockholders, and the Board and the Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders future advisory votes to approve the compensation of our named executive officers.

2023 PROXY STATEMENT | HubSpot, Inc. 2

Effect of Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Abstentions are not considered votes cast and therefore have no effect on Proposals One, Two, Three, or Four.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on “routine” matters, but do not have discretion to vote such uninstructed shares on “non-routine” matters. Only Proposal Two, the ratification of the appointment of PricewaterhouseCoopers LLP, is considered a “routine” matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted with regard to Proposals One, Three, or Four unless you affirmatively provide the broker instructions on how to vote. Broker non-votes also will have no effect on the outcome of these proposals.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of each of the nominees for directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR the non-binding, advisory vote to approve the compensation of our named executive officers, and for 1 YEAR on the frequency of future advisory votes to approve the compensation of our named executive officers. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2022, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141 or call (888) 482-7768. If you want to receive separate copies of the Notice, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

2023 PROXY STATEMENT | HubSpot, Inc. 3

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our Board and executive officers and sets forth their current position(s) at HubSpot and their ages as of April 25, 2023:

Name	Age	Position
Executive Officers
Yamini Rangan	49	Chief Executive Officer, President, and Director
Kate Bueker	52	Chief Financial Officer and Treasurer
Brian Halligan	55	Co-founder and Executive Chairperson of the Board
Alyssa Harvey Dawson	53	Chief Legal Officer and Secretary
Dharmesh Shah	55	Co-founder, Chief Technology Officer, and Director
Directors
Nick Caldwell	41	Director
Ron Gill	57	Director
Claire Hughes Johnson	50	Director
Lorrie Norrington	63	Lead Independent Director
Avanish Sahai	57	Director
Jay Simons	50	Director
Jill Ward	62	Director

Set forth below are the biographies of each executive officer and director, as well as information regarding each such person’s business experience, director positions held currently or at any time during the last five years, and, for directors, the experiences, qualifications, attributes or skills that caused the Nominating and ESG Committee to determine that the person should serve as a director of the company. We believe that each of our executive officers and directors has a reputation for integrity, honesty, and adherence to high ethical standards.

Yamini Rangan has served as our Chief Executive Officer, President and a member of our Board since September 2021. She previously served as our Chief Customer Officer between January 2020 and September 2021. Ms. Rangan joined HubSpot from Dropbox, where she served as chief customer officer from August 2018 to January 2020 and as vice president, business strategy and operations, from January 2016 to August 2018. Before Dropbox, she was vice president of sales strategy and operations at Workday from 2013 to 2015. Ms. Rangan also held several customer-facing leadership roles in strategy, pre-sales and value-based selling at SAP. Ms. Rangan has also served on the board of directors of Splunk Inc. since April 2023. Ms. Rangan was selected to serve as a director on our Board due to her deep operating and customer experience, as well as her service as our Chief Executive Officer.

Kate Bueker has served as our Chief Financial Officer since June 2018. Ms. Bueker has also served on Procore Technologies, Inc.’s board of directors since April 2021. Prior to joining HubSpot, Ms. Bueker held numerous financial leadership roles from 2007 to 2018 at Akamai Technologies, Inc., most recently as senior vice president of business finance and operations at Akamai from July 2017 to June 2018. Prior to joining Akamai, Ms. Bueker spent almost 10 years in investment banking at The Blackstone Group, UBS, Credit Suisse and Donaldson, Lufkin & Jenrette.

Brian Halligan is the co-founder and Executive Chairperson of the company. He has served as a member of our Board since 2005, as Chairperson since 2014, and previously served as our Chief Executive Officer from 2005 until September 2021. Mr. Halligan is also an author and a senior lecturer at the Massachusetts Institute of Technology. Prior to founding HubSpot, Mr. Halligan worked as the vice president of sales of Groove Networks, which was later acquired by Microsoft. Mr. Halligan served on the board of directors of Fleetmatics Group, a global provider of fleet management solutions, until its acquisition by Verizon Communications in November 2016. Mr. Halligan has served as a general partner of Propeller Ventures since October 2022. Mr. Halligan was selected to serve as a director on our Board due to his knowledge of HubSpot and our business and his prior service as our Chief Executive Officer.

2023 PROXY STATEMENT | HubSpot, Inc. 4

Alyssa Harvey Dawson has served as our Chief Legal Officer and Corporate Secretary since November 2022. Ms. Harvey Dawson has served on the board of directors of AppLovin since November 2021. Prior to joining HubSpot, Ms. Harvey Dawson was chief legal officer of Gusto, Inc. from August 2020 to November 2022. Previously, from June 2017 to July 2020, she was general counsel at Alphabet’s Sidewalk Labs. Prior to Sidewalk Labs, Ms. Harvey Dawson held senior legal positions with Harman International, Netflix, and Autodesk.

Dharmesh Shah is the co-founder of the company and has served as our Chief Technology Officer and a member of our Board since 2006. Prior to founding HubSpot, he was founder and chief executive officer of Pyramid Digital Solutions, a software company, which was acquired by SunGard Data Systems in 2005. Mr. Shah is also an author and angel investor. Mr. Shah was selected to serve as a director on our Board due to his knowledge of HubSpot and our business and his service as our Chief Technology Officer.

Nick Caldwell has served as a member of our Board since January 2021. Mr. Caldwell was previously Vice President of Engineering for Consumer Products at Twitter from June 2020 to December 2021, and General Manager for Core Technologies from December 2021 to November 2022. From October 2018 to June 2020, Mr. Caldwell served as Chief Product Officer for Looker Data Sciences, a business intelligence firm acquired by Google in 2020. Prior to that, Mr. Caldwell held the position of Vice President of Engineering for Reddit from October 2016 to October 2018. Mr. Caldwell also spent fifteen years at Microsoft and held various positions, most recently as General Manager for the Power BI product organization. Mr. Caldwell was selected to serve as a director on our Board due to his technical expertise and extensive experience in scaling product organizations.

Ron Gill has served as a member of our Board since June 2012. Mr. Gill has served as an operating partner of Lead Edge Capital, a growth equity investment firm, since June 2018. Mr. Gill has also served as a director of Amplitude, Inc. since June 2019. From 2007 to 2017, Mr. Gill held multiple positions at NetSuite, Inc., including chief financial officer from 2010 until 2017, including through NetSuite’s acquisition by Oracle in 2016. Prior to joining NetSuite, Mr. Gill was vice president, finance at Hyperion Solutions. Previously, he held a variety of financial positions with several technology companies, including SAP, Dell and Sony. Mr. Gill was selected to serve as a director on our Board due to his broad industry experience and extensive financial leadership experience. Mr. Gill qualifies as an “audit committee financial expert” under the Securities and Exchange Commission (the “SEC”) guidelines.

Claire Hughes Johnson has served as a member of our Board since March 2022. Since April 2021, Ms. Hughes Johnson has served as a corporate officer and advisor for Stripe. Ms. Hughes Johnson previously served as Stripe’s chief operating officer from October 2014 until April 2021. During her time at Stripe, she led business operations, sales, marketing, customer support, risk, real estate, and all of its people functions. Prior to Stripe, Ms. Hughes Johnson spent ten years at Google leading sales and operations teams and in general management roles leading product, engineering, sales and operations. Ms. Hughes Johnson has served on the board of directors of Ameresco since July 2021 and on the board of directors of Aurora Innovation since January 2022. Ms. Hughes Johnson was selected to serve as a director on our Board due to her extensive operating and leadership experience at fast-growing technology businesses.

Lorrie Norrington has served as a member of our Board since September 2013. Ms. Norrington has served as an operating partner of Lead Edge Capital, a growth equity investment firm, since 2012. Ms. Norrington has served on the board of directors of Autodesk since 2011, Colgate-Palmolive since 2015, and Asana since July 2019, and also previously served on the boards of directors of Eventbrite from April 2015 to August 2020, Duo Security from October 2017 to October 2019, Signal Sciences from December 2018 to October 2020, Shopping.com, McAfee, Lucasfilm and DIRECTV. In addition, Ms. Norrington has served as a director of Ancestry since March 2021. From 2005 to 2010, Ms. Norrington served in several senior management roles at eBay, including President of Global Marketplaces, CEO of Shopping.com, SVP of Intuit, and General Electric Company. Ms. Norrington was selected to serve as a director on our Board due to her broad industry experience, including over 35 years of operating experience in technology, software and internet businesses, and her experience as a current and former director of other public companies.

2023 PROXY STATEMENT | HubSpot, Inc. 5

Avanish Sahai has served as a member of our Board since April 2018. Previously, Mr. Sahai served as the vice president, ISV and apps partner ecosystem of Google from December 2019 until December 2021. From December 2016 to December 2019, he served as the global vice president, ISV and technology alliances at ServiceNow. From May 2015 to December 2016, Mr. Sahai was the senior vice president of channels and alliances at InsideSales.com. From April 2014 to May 2015, he was the senior vice president and chief product officer at Demandbase. Prior to Demandbase, Mr. Sahai held leadership positions at Salesforce.com, Oracle, and McKinsey & Company, as well as various early-to-mid stage startups in Silicon Valley. Mr. Sahai was selected to serve as a director on our Board due to his extensive industry experience, his global expertise, and his knowledge of building software platforms and ecosystems.

Jay Simons has served as a member of our Board since January 2017. Mr. Simons has been a general partner at Bond Capital Management LP since November 2020. He previously served as a Director of Dragoneer I from July 2020 to July 2021 and of Dragoneer II from November 2020 to December 2021, and has served on the board of directors for Dragoneer Growth Opportunities Corp. III since March 2021. Mr. Simons served in various executive roles at Atlassian Corporation Plc, including its president from 2011 until July 2020 and as vice president of sales and marketing from June 2008 until August 2011. From October 2005 to May 2008, Mr. Simons served in various roles, including vice president, marketing, at BEA Systems, Inc. an enterprise software company, which was acquired by Oracle Corporation in 2008. From 1998 to 2005, Mr. Simons served in various roles, including vice president, product marketing & strategy, at Plumtree Software, Inc., a web software company, which was acquired by BEA Systems, Inc. in 2005. Mr. Simons was selected to serve as a director on our Board due to his experience implementing a high-velocity, low-touch sales model, his experience moving to a multi-product platform and his experience with global expansion.

Jill Ward has served as a member of our Board since October 2017. Ms. Ward has also served on the board of directors of Informatica since May 2021, and on the board of directors at Dynatrace since September 2019, including as its chair since January 2021. Between October 2018 and February 2020, Ms. Ward served as an operating partner of Lead Edge Capital, a growth equity investment firm. From December 2018 to October 2019, she served as a director of Carbon Black. In 2018, she served as a director of Adaptive Insights, which was acquired by Workday in 2018. Ms. Ward previously served as president and chief operating officer of Fleetmatics from 2015 until its acquisition by Verizon Communications in 2016. Prior to Fleetmatics, from 2001 to 2014, Ms. Ward served as vice president and then senior vice president and general manager at Intuit. Prior to 2001, Ms. Ward’s experience included leadership roles at Fidelity Investments and Bain & Company. Ms. Ward was selected to serve as a director on our Board due to her experience in leading and scaling technology companies that serve small and medium sized businesses, as well as her skills at building strong customer experiences and deep channel partner relationships.

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CORPORATE GOVERNANCE

Board Independence

The Board believes, and our Corporate Governance Guidelines dictate, that the Board should consist of a substantial majority of independent directors. The Board has determined that, except for Ms. Rangan and Messrs. Halligan and Shah as executive officers of the company, each of our current directors has no material relationship with HubSpot that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In addition, the Board has determined that each of our directors is “independent” within the meaning of the director independence standards of the New York Stock Exchange (the “NYSE”), other than Ms. Rangan and Messrs. Halligan and Shah, who currently serve as executive officers of the company.

Further, the Board has determined that each member of each of the committees of the Board is independent within the meaning of the NYSE’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10a-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no family relationships among any of our directors or executive officers.

At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of the NYSE’s, the SEC’s, and our applicable committees’ independence standards.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board has the authority to fill the Chairperson of the Board and Chief Executive Officer (“CEO”) positions based on the Board’s view of what is in the best interests of the company. The CEO and Chairperson may, but need not be, the same person. Additionally, if the Chairperson of the Board is not an independent director, then the non-management directors shall annually elect one independent director to serve as the Lead Independent Director. The Board annually reviews its leadership structure to assess what best serves the interests of HubSpot and our stockholders at the time.

Currently, the roles of Board Chairperson and CEO are separated. On September 7, 2021, Mr. Halligan transitioned from his prior role as Chairperson of the Board, CEO, and President and became Executive Chairperson of the Board. Also on September 7, 2021, Ms. Rangan succeeded Mr. Halligan as the company’s CEO and President. As Executive Chairperson, Mr. Halligan plays a meaningful role in driving the company’s long-term strategy, including partner and product strategy. He also serves as a mentor and coach to the CEO.

Because Mr. Halligan is our co-founder and continues to be employed by the company, the Board does not consider Mr. Halligan to be “independent” in his role as Executive Chairperson of the Board or in his prior role as Chairperson of the Board. Therefore, in September 2013, the Board designated Ms. Norrington as Lead Independent Director, who provides an effective independent voice in our leadership structure. As Lead Independent Director, Ms. Norrington presides over meetings of the Board at which the Chairperson is not present, facilitates information flow and communication between the directors and the Chairperson, holds executive sessions with the independent directors at each Board meeting and performs such additional duties as determined by the Board.

The Board believes that its current leadership structure, coupled with an emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Halligan’s leadership and years of experience in HubSpot’s business, as well as Ms. Rangan’s deep operating and customer experience. We believe the company-specific experience and expertise of Mr. Halligan and Ms. Rangan, together with the outside experience, oversight, and expertise of our independent directors, allow for differing perspectives and roles regarding strategy development that benefit our stockholders. This structure enables Mr. Halligan to act as the key link between the Board and other members of management. Given our strong business, operational and financial performance, the Board believes that stockholders are best served by this leadership structure.

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Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2022, the Board held eleven meetings. The Board has three standing committees:

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the Audit Committee, which held ten meetings in 2022;
•
the Compensation Committee, which held seven meetings in 2022; and
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the Nominating and ESG Committee, which held four meetings in 2022.

Each of the current directors of the Board attended at least 75% of all meetings of the Board and meetings of committees of our Board upon which they served during 2022. The Board regularly holds executive sessions of the non-management directors as well as the independent directors. Executive sessions of non-management directors do not include employee directors and executive sessions of independent directors do not include directors who do not qualify as independent under NYSE and SEC rules.

It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. All members of our Board attended the 2022 annual meeting of our stockholders.

Corporate Governance Policies and Committee Charters

The company and the Board regularly review and evaluate the company’s corporate governance practices. The Board has adopted Corporate Governance Guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NYSE and our certificate of incorporation and amended and restated bylaws (“bylaws”).

In addition, we have adopted a Code of Business Conduct and Ethics (a/k/a our Code of Use Good Judgment) that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. We intend to disclose any amendment or waiver of a provision of the Code of Use Good Judgment that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at http://www.hubspot.com) and/or in our public filings with the SEC.

The Board has also adopted a written charter for the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee, each of which satisfies the applicable rules of the SEC and the listing standards of the NYSE.

Our Corporate Governance Guidelines, Code of Use Good Judgment, and committee charters are available on the Investor Relations – Leadership and Governance section of our website at https://ir.hubspot.com/leadership. You may also request a copy of these documents by contacting Investor Relations at our principal executive offices.

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Board Committees

Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and ESG Committee.

The table below shows the composition of the standing committees of the Board. Ms. Rangan and Messrs. Halligan and Shah do not currently serve on any standing committee.

Name	Independent	Audit Committee	Compensation Committee	Nominating and ESG Committee
Nick Caldwell	√		√
Ron Gill	√	Chair
Brian Halligan
Claire Hughes Johnson	√		√	√
Lorrie Norrington	√			√
Yamini Rangan
Avanish Sahai	√	√
Dharmesh Shah
Jay Simons	√		Chair
Jill Ward	√	√		Chair
Total Meetings Held in 2022		10	7	4

Audit Committee

Messrs. Gill and Sahai and Ms. Ward currently serve on the Audit Committee, which is chaired by Mr. Gill. The Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The Board has designated Mr. Gill as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•
overseeing the work of our independent registered public accounting firm;
•
approving the hiring, discharging and compensation of our independent registered public accounting firm;
•
approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•
reviewing the qualifications and independence of the independent registered public accounting firm;
•
monitoring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
reviewing our consolidated financial statements and reviewing our critical accounting policies and estimates;
•
reviewing our cash position, capital structure and strategies, financial and foreign currency policies, insurance coverage, and tax planning and compliance;
•
evaluating the performance, responsibilities, budget, and staffing of our internal audit function;
•
reviewing the adequacy and effectiveness of our internal controls;
•
reviewing all related party transactions for potential conflict of interest situations;
•
reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit of our annual consolidated financial statements and the interim reviews of our quarterly consolidated financial statements; and
•
reviewing and assessing the quality and effectiveness of the company’s cybersecurity, data privacy, and data security policies, practices, and procedures protecting the company’s information technology systems, data, products, and services across all business functions, and reporting such findings to the Board, who has final oversight responsibility over cybersecurity-related matters.

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Compensation Committee

Mr. Caldwell, Ms. Hughes Johnson, and Mr. Simons currently serve on the Compensation Committee, which is chaired by Mr. Simons. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Compensation Committee’s responsibilities include:

•
reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•
evaluating the performance of our executive officers in light of these established goals and objectives;
•
reviewing and approving the compensation of our executive officers based on their evaluations;
•
reviewing and recommending the compensation of our non-employee directors;
•
administering and approving the issuance of equity awards under our stock plans;
•
reviewing the company’s broad-based compensation strategy to create internally equitable and externally competitive compensation structures, including pay equity considerations;
•
overseeing the assessment of risks related to our compensation policies and programs applicable to our officers and employees;
•
retaining and approving the compensation of any compensation advisors; and
•
evaluating the independence of any such compensation advisors.

Nominating and ESG Committee

Mmes. Hughes Johnson, Norrington, and Ward currently serve on the Nominating and ESG Committee, which is chaired by Ms. Ward. The Board has determined that each member of the Nominating and ESG Committee is “independent” as that term is defined in the applicable SEC and NYSE rules. The Nominating and ESG Committee’s responsibilities include:

•
evaluating and making recommendations regarding the organization and governance of the Board and its committees;
•
assessing the performance of members of the Board and making recommendations regarding committee and chair assignments;
•
reviewing and making recommendations with regard to our corporate succession plans for our Chief Executive Officer and other executive officers;
•
recommending desired qualifications for Board membership and conducting searches for potential members of the Board;
•
reviewing and making recommendations with regard to our Corporate Governance Guidelines; and
•
overseeing the company’s environmental, social and governance (“ESG”) strategies, practices, and metrics.

Identifying and Evaluating Director Nominees

The Board has delegated the director selection and nomination process to the Nominating and ESG Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and ESG Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and ESG Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and ESG Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and ESG Committee. The Nominating and ESG Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and ESG Committee deems to be appropriate in the evaluation process. The Nominating and ESG Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the

2023 PROXY STATEMENT | HubSpot, Inc. 10

Board. Based on the results of the evaluation process, the Nominating and ESG Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

In June 2021, the Board adopted a Board Diversity Policy to set forth the practices and criteria for ensuring that HubSpot maintains a diverse Board. The Board Diversity Policy sets forth the Board’s commitment to making HubSpot an inclusive and diverse company. The Board Diversity Policy also provides that it is essential to have Board members and nominees representing diversity in many areas, including, but not limited to: gender identity and/or gender expression, sexual orientation, race, ethnic or cultural background, religion, physical, mental, intellectual, or sensory impairments, industry knowledge, educational background, and geographical mindset. Our Board Diversity Policy is available on the Investor Relations – Leadership and Governance section of our website at https://ir.hubspot.com/leadership.

From time to time, we have engaged, for a fee, a third-party search firm to assist the Nominating and ESG Committee with identifying, evaluating, and screening Board candidates for the company. Rich Talent Group, a boutique search firm, has previously assisted the Nominating and ESG Committee with evaluating and screening Board candidates.

Minimum Qualifications

In evaluating proposed director candidates, the Nominating and ESG Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence, the current size and composition of our Board and the needs of our Board and its respective committees. Some of the qualifications that our Nominating and ESG Committee consider include, without limitation, integrity, judgment, diversity of experience, expertise, business acumen, understanding of our business and industry, potential conflicts of interest and other commitments. Nominees must also have proven achievement and competence in their field and the ability to provide guidance to our management team and make significant contributions to our success, and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our Nominating and ESG Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend, and participate in all Board and applicable committee meetings.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating and ESG Committee by sending the individual’s name and qualifications to HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: Chief Legal Officer, who will forward all recommendations to the Nominating and ESG Committee. The Nominating and ESG Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

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Board Skills and Experience Matrix

The matrix below reflects the desirable types of experience, qualifications, attributes and skills important to the Company, and that are possessed by one or more of HubSpot’s directors.

Public Company Experience as a director on another public company board.	5 directors
Executive / Senior leadership Experience as CEO or senior executive at a public company or other large organization.	9 directors
Customer & Business Domain Experience serving small and medium sized businesses, SaaS business models, business development and strategy, or founding and growing businesses.	10 directors
Product Management Experience in product strategy and design, product management, and multi-products/services.	6 directors

Technology & Infrastructure

Experience in technology; software product R&D, enterprise IT, databases, web development, cloud computing, AI, platform, technology infrastructure, or information security and cybersecurity.

5 directors
Sales & Marketing Experience in sales, digital marketing, freemium sales, partnerships, distribution, or brand management.	6 directors
Global Expansion A strong understanding of and experience with global expansion, operations, sales, or markets.	8 directors

Finance

Experience in financial management; accounting, investment management, financial reporting and internal controls, corporate finance, mergers and acquisitions, financial statements and capital structure, audit committee, or P&L management.

7 directors

Stockholder Communications

The Board provides to every securityholder and interested party the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder and other interested party communication. For a communication directed to the Board as a whole, securityholders and other interested parties may send such communication to the attention of the company’s Secretary via U.S. Mail or Expedited Delivery Service to: HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: Board of Directors, c/o Secretary.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141, Attn: [Name of Individual Director], c/o Secretary.

We will forward by U.S. Mail any such communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

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Board and Committee Evaluations

The Nominating and ESG Committee oversees the annual Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their next meetings in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board and committees, Board and committee structure and dynamics, and areas for possible improvement. The Nominating and ESG Committee establishes the Board and committee evaluation process each year. From time to time, it may determine to use an independent third party in the evaluation process.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee. Rather, the Board administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and overall enterprise risk exposure. Our Audit Committee is responsible for reviewing and discussing our major financial risk exposures and cybersecurity and data privacy risk exposures, including the steps our management team has taken to monitor and control these exposures, as well as guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external and internal audit functions. Our Nominating and ESG Committee monitors the effectiveness of our Corporate Governance Guidelines, Code of Use Good Judgment, and other company policies; oversees executive and board succession planning; and reviews our policies and practices relating to our ESG strategy and our corporate social responsibilities. Our Compensation Committee reviews and discusses the risks arising from our compensation philosophy, policies, and practices applicable to all employees to determine whether they are reasonably likely to have a materially adverse effect on us.

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Compensation of Non-Employee Directors

Pursuant to our Non-Employee Director Compensation Policy in effect for 2022, our non-employee directors were paid an annual cash retainer of $35,000, our lead independent director was paid an additional annual cash retainer of $20,000 and committee members and committee chairs received additional annual cash retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and ESG Committee
Annual Committee Member Retainer	$10,000	$7,500	$4,000
Annual Committee Chair Retainer	$20,000	$15,000	$8,500

In addition, each of our non-employee directors received an annual equity award with a value of $200,000, 25% of which was in the form of an option to purchase shares of our common stock and 75% of which was in the form of a restricted stock unit (“RSU”) award settled in shares of our common stock. Each such equity award vests upon the first anniversary of the grant date of such award (or, if earlier, immediately prior to the annual meeting of stockholders that is closest to the first anniversary of the grant date); provided, however, that all vesting ceases if the director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines otherwise in certain warranted circumstances. Newly-elected non-employee directors receive a pro-rated annual equity award. All unvested options and/or RSU awards held by a non-employee director accelerate and immediately vest if the non-employee director’s service relationship ends within three months prior to or 12 months following a “sale event” (as defined in the company’s 2014 Stock Option and Incentive Plan).

We reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and Board committees.

The Board periodically evaluates the compensation of our non-employee directors, including the recommendations of the Compensation Committee. The Board also considers input from the Compensation Committee’s independent compensation consultant, which reviews director pay levels at peer companies and provides feedback on where our non-employee director compensation is positioned relative to the company’s compensation peers.

The following table provides certain information concerning the compensation earned by the non-employee members of our Board during the year ended December 31, 2022 pursuant to our Non-Employee Director Compensation Policy. The table excludes Ms. Rangan and Messrs. Halligan and Shah, who are named executive officers of the company and did not receive any additional compensation for their service as directors in 2022. The compensation received by Ms. Rangan and Messrs. Halligan and Shah during 2022 is set forth in the section of this Proxy Statement captioned “Executive Compensation— 2022 Summary Compensation Table.”

2022 Director Compensation Table

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Name	($)	($) (1)	($) (1)	($)
Nick Caldwell	42,500	159,225	53,475	255,200
Ron Gill	65,000	159,225	53,475	277,700
Claire Hughes Johnson (2)	35,779	189,593	63,713	289,085
Julie Herendeen (3)	12,250	-	-	12,250
Lorrie Norrington (4)	65,375	159,225	53,475	278,075
Avanish Sahai	45,000	159,225	53,475	257,700
Jay Simons	57,500	159,225	53,475	270,200
Jill Ward (5)	50,874	159,225	53,475	263,574

(1)
The amounts reported represent the aggregate grant-date fair value of RSUs settled in shares of our common stock and options to purchase shares of our common stock calculated in accordance with Financial Accounting Standard Board, Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) filed with the SEC on February 16, 2023.
(2)
Ms. Hughes Johnson joined the Board on March 24, 2022 and served on the Compensation Committee and Nominating and ESG Committee beginning in March 2022.
(3)
Ms. Herendeen resigned from the Board effective March 24, 2022.
(4)
Ms. Norrington served as the chair of the Nominating and ESG Committee until September 15, 2022.
(5)
Ms. Ward served as a member of the Audit Committee beginning on March 24, 2022, and the chair of the Nominating and ESG Committee beginning on September 15, 2022. Ms. Ward also served on the Compensation Committee until March 24, 2022.

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Certain Director Equity Information

Our non-employee directors held the following aggregate number of shares of our common stock subject to unexercised stock options and unvested RSUs as of December 31, 2022:

	Number of
	Securities	Number of
	Underlying	Unvested
	Unexercised	Restricted
Name	Options (#)	Stock Units (#)
Nick Caldwell	522	215
Ron Gill	8,333	215
Claire Hughes Johnson (1)	196	215
Julie Herendeen (2)	-	-
Lorrie Norrington	4,158	215
Avanish Sahai	2,753	215
Jay Simons	4,924	215
Jill Ward	3,546	215

(1)
Ms. Hughes Johnson joined the Board on March 24, 2022.
(2)
Ms. Herendeen resigned from the Board effective March 24, 2022.

PURPOSE AT HUBSPOT

Our purpose is to build a company that future generations will be proud of. That means working to operate and grow sustainably with respect to our environmental impact and investing in our people and communities.

Strategy and Governance

In addition to internal teams focused on culture and diversity, inclusion and belonging (“DI&B”), we have a dedicated ESG team, which is led by our Director of ESG. Alongside our executive leadership team, we review our company-wide initiatives and efforts in ESG at least twice a year with our Nominating and ESG Committee of the Board, which is responsible for and has oversight over this important area under its committee charter. For more information about our ESG efforts and to view our annual Sustainability Report, please refer to www.hubspot.com/sustainability.

In early 2021, we conducted a materiality assessment to identify the sustainability topics most important to HubSpot’s business, stakeholders, and growth. They were DI&B; privacy and data protection; and energy and emissions. These are the priority areas where we believe HubSpot can have the greatest impact. We plan to repeat the assessment once every several years, and in the meantime we continue to engage in regular dialogue with our stakeholders.

Along our ESG journey, we are committed to transparency and reporting our performance in alignment with emerging disclosure and accounting standards such as the Financial Stability Board’s Task Force on Climate-Related Financial Disclosures, the Sustainability Accounting Standards Board and the Global Reporting Initiative as well as potential new disclosure requirements from regulators such as the U.S. Securities and Exchange Commission. We are also a proud member of the United Nations Global Compact, a voluntary corporate sustainability initiative that encourages businesses worldwide to adopt sustainable practices, report on those practices, and track them over time.

Culture and Values

As a company with a hybrid working model, connection is core to our culture. We are focused on fostering authentic connection by offering the tools, resources, and opportunities to help our employees grow both personally and professionally in a hybrid work model. We also take a thoughtful approach to talent attraction and retention in order to build a company culture where people can do their best work.

Our Culture Code underpins our culture and outlines our core company values, including, autonomy, flexibility, high performance, and HEART. HEART is at the center of who we are and represents the five traits we value the most in HubSpotters: Humility, Empathy, Adaptability, Remarkableness and Transparency. A copy of our Culture Code can be found at: https://network.hubspot.com/slides/the-hubspot-culture-code.

In addition, HubSpot is proud to be named the #2 Best Place to Work in 2022 and #4 Best Place to Work in 2021 by the Glassdoor Employees’ Choice Awards. We have also been recognized as a top workplace in 2022 by Great Place to

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Work, and honored to be mentioned in a number of categories by Comparably's workplace awards in 2022 including #1 Best Places to Work in Boston, #4 Best Company for Global Culture, #1 Best CEO for Women, Best Sales Team, Best HR Team, #4 Best CEO for Diversity, Best Leadership Team, #1 Best Product and Design Teams, Best Companies for Women, Best Companies for Diversity. We were also proud to be recognized on Barron’s 2023 list of the 100 Most Sustainable Companies.

Diversity, Inclusion, and Belonging

Since HubSpot was started, our founders have talked about creating a company that future generations can be proud of, and building a diverse and equitable company is critical to that objective. Our company mission is to help millions of organizations grow better, and it is imperative that our employee base reflects the diversity of the prospects, customers and partners we solve for. We also care deeply about being a place where people can do their best work, and doing that means creating a place that values performance but also equity and inclusion at its core.

We are committed to prioritizing diversity and inclusion as a core pillar in not just who we are as a company, but how we make decisions and how we set the course for growth in the future. We have incorporated DI&B into our policies and practices, education and events, and launched various initiatives to further our goal of being a more diverse, inclusive, and equitable workplace. Our DI&B initiatives include, but are not limited to: programs to increase our slate of diverse candidates, anti-racism training and psychological safety training for employees and managers, key external partnerships, funded employee resource groups, and programs and initiatives to enhance the diversity and inclusion experience for candidates and employees.

In 2022, our population of women and non-binary employees was 47%. Our population of BIPOC employees was 38%. Notably, we had 50% gender parity at the company executive leadership team level in 2022 and 40% women within our Board of Directors. Further, of our ten-member Board, two members identify as South Asian American, and one member is Black. In addition our Lead Independent Director is a woman and identifies as a member of the LGBTQ+ community, and our Nominating and ESG Committee is composed entirely of women. We are proud to have both an executive leadership team and a Board that represent our customers and employees by bringing diverse ideas and backgrounds to the table.

The charts below reflect the demographics and diversity of our Board as of April 25, 2023:

# TENURE

>10 years
30%
0-5 years
50%
6-10 years
20%

# DIVERSITY

LGBTQ+
10%
Diverse
40%
Non-Diverse
50%

We have our Diversity and Inclusion webpage to create an inclusive experience for visitors to learn about DI&B at HubSpot. The webpage features HubSpot employees committed to belonging, information about our employee resource groups, and a collection of information about DI&B initiatives, learnings, and celebrations in HubSpot’s global offices. Our Diversity and Inclusion webpage can be found at: www.hubspot.com/diversity-inclusion. We also have a webpage dedicated to HubSpot’s Annual Diversity Report, which is a detailed analysis of our gender, ethnicity, and age data, as well as self-reported identities, including parents, military veterans, disabled employees, first-generation, and those who are gender diverse. We publish this as a commitment to growing better, and to be transparent with employees, customers,

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candidates, and our community about our progress and where we need to improve. This page features a snapshot of our annual diversity data as well as past reports. This webpage can be found at: https://www.hubspot.com/diversity/report.

Social Impact

We aim to bring the best of HubSpot to help nonprofits that are committed to improving education and entrepreneurship in our communities around the world. We provide a range of opportunities for our employees to get involved with nonprofit organizations through HubSpot Helps, our community impact program, including: a dedicated employee volunteering platform, financial and in-kind donations, and flagship events. We are also committed to closing the racial wealth gap and developing the next generation of Black business leaders by investing in partnerships and organizations that can drive real change for Black communities.

ESG Policies

Code of Use Good Judgment. At HubSpot, we are serious about compliance and doing the right thing. To that end, we adopted a Code of Business Conduct and Ethics, which we refer to as our Code of Use Good Judgment, that applies to all of our employees, officers, and directors. This Code highlights that everything we do at HubSpot will be, and should be, measured against the highest possible standards of ethical business conduct. We set the bar high for practical and aspirational reasons because our commitment to the highest standards helps us solve for our customers, hire great people, build a great platform and products, and attract loyal partners. Trust and mutual respect between us and our customers and partners are the foundation of our success, and following this Code helps us maintain that relationship. We also encourage our employees to report suspected policy violations through our anonymous Whistleblower Hotline (online or via phone). No waiver of any provisions of our Code of Use Good Judgment for the benefit of a director or an executive officer shall be effective unless approved by the Board and, if applicable, such waiver is disclosed to our stockholders in accordance with applicable U.S. securities laws and/or the rules of the NYSE. In addition, all amendments to the Code of Use Good Judgment must be approved by the Board or the Audit Committee.

Human Rights Policy. Respect for human rights is a fundamental value of HubSpot. Our company operates globally and has offices around the world. Our customers, employees, stockholders, and vendors represent virtually every race, national origin, religion, culture, political philosophy, and language. This diversity is the foundation of our business excellence and embodies HubSpot’s respect for human rights and dignity of all people. Where we have identified adverse human rights impacts resulting from or caused by our business activities, we are committed to providing for or cooperating in their fair and equitable remediation. In March 2021, our Board adopted a Human Rights Policy to outline HubSpot’s position on fundamental human rights.

Board Diversity Policy. Our Board Diversity Policy sets forth the practices and criteria for ensuring that HubSpot maintains a diverse Board, as well as the Board’s commitment to making HubSpot an inclusive and diverse company. The Board Diversity Policy also provides that it is essential to have Board members and nominees representing diversity in many areas, including, but not limited to: gender identity and/or gender expression; sexual orientation; race, ethnic, religious, or cultural background; physical, mental, intellectual, or sensory impairments; industry knowledge; educational background; and geographical mindset.

Environmental Policy. Our Environmental Policy sets forth commitments that will guide our efforts to deliver environmental compliance as a minimum standard, to continually improve our sustainability performance, and to act as a thought leader for our employees, customers, and partners through education, partnership and collective action.

Global Supplier Code of Conduct. We are committed to good governance and achieving the highest ethical and environmental standards for all our employees, and we expect the same from our suppliers. Our Global Supplier Code of Conduct defines and communicates our sustainability expectations from suppliers.

The policies above are available on our Investor Relations website at: https://ir.hubspot.com/leadership.

Stakeholder Engagement

At HubSpot, we value and consider the viewpoints of a number of stakeholders, including our employees, our customers, our partners, and our stockholders. We have teams dedicated to engagement with each of these stakeholder groups, and feedback is regularly shared with our executive leadership team and Board to review, consider, and incorporate into future priorities for the company. The chart below describes the engagement process with each of our stakeholder groups and actions we have taken in response to their feedback.

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Employee Engagement
Engagement Process

We administer a quarterly employee engagement survey, known as our eNPS, to assess and understand the employee experience and engagement at the company level. The survey also enables us to provide data to leaders across the organization, empowering them to identify, address, and monitor feedback at department and team levels. Based on the results and an analysis of our strengths and opportunities as it relates to our overarching culture, our executive leadership team and department leadership teams create action plans to address high-priority feedback. In the spirit of transparency, the eNPS analysis and action plans are shared internally. This ensures our employees are aware of how we are utilizing their feedback to drive positive change across the company. Our eNPS process includes DI&B survey questions, which we ask annually. This allows us to track progress and collect feedback on our DI&B efforts over time.

Responsive Actions

In August 2022, we used the eNPS survey to measure our year-over-year progress in reducing burnout, a goal of our multifaceted strategy to mitigate burnout and its root causes through benefits such as Modern Health (a comprehensive mental health platform). The percentage of employees experiencing high burnout levels decreased by over half from 2021 to 2022 according to survey responses.

In 2022, we built and deployed a new reporting tool to provide hundreds of teams across HubSpot insights from the eNPS survey to increase team engagement. We also used the survey to measure our hybrid work effectiveness and ensure that employees are equally engaged, regardless of whether they are working remotely or in the office.

Customer Engagement
Engagement Process

Customers are at the center of how we build products and services at HubSpot, and their feedback and sentiment deeply inform our product roadmap and the services we offer. Starting on day one, we want our customers to realize the value of our product. We take an approach of leading with humans and technology. Our teams are thoughtfully organized across the customer journey to support customers every step of the way. Additionally, we have a customer experience management team that looks over the entire customer experience and identifies opportunities where we can continue to delight our customers and keep them growing.

We are dedicated to powering a truly customer-first operating system by bringing customer experience optimization to the forefront of how HubSpot makes short and long-term decisions. We collect and analyze customer feedback from all channels across the organization and customer journey, including, but not limited to, NPS surveys, HubSpot’s Customer Advisory Board, the HubSpot Community forum, sales and CS data, and extensive user research. Insights are then distributed to relevant teams, and the company is accountable for taking action on customer feedback.

Throughout our yearly planning process, proposed feature developments are grounded in customer feedback and aim to solve a clear customer need.

Responsive Actions

During 2022, we released product features that directly addressed functionality requested by our customers in numerous areas, including but not limited to:

•
CRM Platform. We improved CRM extensibility and customization, and made enhancements to deal management. We also expanded permissioning flexibility and introduced the Data Quality Command Center.
•
Integrations. We continued to launch new data sync integrations, with 100+ data sync integrations available as of March 2023. Notably, we launched a native integration with WhatsApp. Through the Data Quality Command Center mentioned above, we equipped operations teams and admins with in-depth insights to monitor and clean potential property issues, record issues, and data-sync health in one, centralized place.

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•
Reporting. We continued to make HubSpot Reporting more powerful and customizable, with more visualization options, improved data availability in the Custom Builder, expanded email health reporting, expanded Multi-touch Attribution, and a new Customer Journey Analytics tool (initially made available through a public beta in October 2022, which later officially launched on March 1, 2023).
•
Service Hub. We re-introduced a more robust Service Hub, including Custom Views in Inbox, Post-Chat feedback, Customer Portal, Service Analytics, Mobile Inbox, service level agreements (“SLAs”), Custom Surveys, Inbound Calling, a WhatsApp Integration, and more.
•
Expanded Marketing Hub & CMS access. We launched CMS Starter, introduced content management system (“CMS”) tools to free users, and made form and email automation available to Marketing Starter customers.

Partner Engagement
Engagement Process

Our partner community is crucial to the success of HubSpot. Our Product and Flywheel teams interact with our partners on a regular basis to help inform our product roadmap, test new features, and provide feedback on our current products. They are an integral part of how we sell and service our Hubs.

Our HubSpot Partner Advisory Council (“Partner Advisory Council”) has proven to be an invaluable resource as we work to better communicate with our partner network, gather valuable feedback around our products and the partner program, and make improvements along the way. During 2022, we had five geography-specific Partner Advisory Councils to help understand and drive value in each region: North America, Latin America, EMEA, Australia and New Zealand, and Southeast Asia and India. We also conduct regular surveys to gather feedback on specific topics from the broader partner community. These feedback mechanisms yield valuable insights for customers, our partner community, and HubSpot.

Responsive Actions

During 2022, a key focus area for partners and HubSpot was updating the commissions strategy. Partners provided feedback on sourcing, co-selling, and servicing complex customers on an ongoing basis. As a result, we announced a new commissions strategy in February 2023 with the focus of rewarding partners who actively source, co-sell with HubSpot’s sales team, and provide discrete and ongoing managed services for complex customer needs.

To further enable these changes, we introduced a new “Partner Connections” tool to help customers and HubSpot teams better identify and engage with partners based on customer needs and partner expertise. We also enhanced our event strategy with even more partner-focused and joint go-to-market content, resulting in continued record-high partner NPS for events like Partner Kickoff.

2023 PROXY STATEMENT | HubSpot, Inc. 19

Stockholder Engagement
Engagement Process

We welcome and value the views and insights of our stockholders and conduct regular outreach to connect with our stockholders to ensure open lines of communication. Our investor relations team, along with our CEO, co-founder and Chief Technology Officer (“CTO”) and Chief Financial Officer (“CFO”), aims to regularly meet with our stockholders at least once a year to better understand their perspective on a wide range of strategy and business topics. In addition, on an annual basis, we engage with our largest stockholders to solicit their perspectives and discuss our governance and executive compensation policies and practices with the goal of using their feedback to inform our future governance and executive compensation decisions. In 2022, we proactively reached out to twelve of our top institutional stockholders and ultimately held meetings with six stockholders representing over 32% of our outstanding common stock, including four of our top five stockholders, as of December 31, 2022. These conversations covered a wide range of topics, including corporate governance practices, board structure and composition, executive compensation policies and practices, and practices relating to ESG matters. Our former General Counsel, our head of investor relations, and either our CEO, Executive Chairperson, Chair of the Nominating and ESG Committee, or Lead Independent Director participated in these conversations.

The feedback we receive from our stockholders through these activities is regularly communicated to the Nominating and ESG Committee and Compensation Committee. After careful review, our Nominating and ESG Committee and Compensation Committee recommend to the Board whether enhancements to our company’s policies and practices are required to respond to stockholder concerns or expectations relating to new issues or emerging trends.

We believe it is important to continue to engage with our stockholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices.

Responsive Actions

In response to stockholder feedback, we took the following actions:

In January 2022, the Board approved an amendment to our 2014 Stock Option and Incentive Plan to eliminate, on a prospective basis, the “evergreen” provision of the plan, which provided for automatic annual cumulative increases in the number of shares of our common stock available for issuance under the plan. The final “evergreen” increase under the plan was effective as of January 1, 2022. As a result of the amendment, no further “evergreen” increases will occur under the plan.

In April 2022, the Board unanimously approved a further amendment and restatement of the company’s by-laws to provide for proxy access.

In March 2023, the Compensation Committee determined that a portion of the target value of annual equity grants made to certain of our named executive officers would be in the form of performance-based awards and approved the grant of performance-based RSU awards to our such named executive officers that are earned and vest only if we meet certain pre-defined financial metrics.

We have included in this Proxy Statement a Board Skills and Experience Matrix, which reflects key types of experience, qualifications, attributes and skills we value in directors and consider in evaluating the composition of our Board.

2023 PROXY STATEMENT | HubSpot, Inc. 20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2023, for:

•
each person known by us to be the beneficial owner of more than 5% of our common stock;
•
our named executive officers;
•
each of our directors and director nominees; and
•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 49,405,435 shares of common stock outstanding as of March 1, 2023 unless indicated otherwise. Options to purchase shares of our common stock that are exercisable, and shares of our common stock that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023, are deemed to be beneficially owned by the persons holding these options or RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o HubSpot, Inc. 2 Canal Park, Cambridge, MA 02141.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned	Percentage
5% Stockholders
T. Rowe Price Associates, Inc. (1)	4,522,579	9.2%
The Vanguard Group (2)	4,443,937	9.0%
BlackRock, Inc. (3)	3,540,294	7.2%
FMR LLC (4)	2,758,912	5.6%
Executive Officers and Directors
Kate Bueker (5)	53,695	*
Nick Caldwell (6)	1,362	*
Ron Gill (7)	11,019	*
Brian Halligan (8)	731,488	1.5%
Alyssa Harvey Dawson (9)	-
Claire Hughes Johnson (10)	592	*
John Kelleher (11)	400	*
Lorrie Norrington (12)	6,009	*
Yamini Rangan (13)	42,116	*
Avanish Sahai (14)	6,282	*
Dharmesh Shah (15)	1,557,439	3.1%
Jay Simons (16)	10,998	*
Jill Ward (17)	7,957	*
All executive officers and directors as a group (13 persons) (18)	2,429,357	4.9%

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
This information is as of December 31, 2022 and is based solely on a Schedule 13G jointly filed by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizons Fund, Inc. (“Price New Horizons Fund”, and together with Price Associates, “T. Rowe”) with the SEC on February 14, 2023. Price Associates reports sole voting power over 1,324,979 shares and sole dispositive power over 4,522,579 shares. Price New Horizons Fund reports sole voting power over 2,444,248 shares. The address of T. Rowe is 100 East Pratt Street, Baltimore, Maryland 21202.
(2)
This information is as of December 30, 2022 and is based solely on a Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023. The Vanguard Group reports shared voting power over 36,628 shares, sole dispositive power over 4,341,882 shares, and shared dispositive power over 102,055 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)
This information is as of December 31, 2022 and is based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2023. BlackRock reports sole voting power over 3,216,961 shares and sole dispositive power over 3,540,294 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(4)
This information is as of December 31, 2022 and is based solely on a Schedule 13G jointly filed by FMR LLC (“FMR”) and Abigail P. Johnson (“Ms. Johnson”) with the SEC on February 9, 2023. FMR reports sole voting power over 2,556,249 shares and sole dispositive power over

2023 PROXY STATEMENT | HubSpot, Inc. 21

2,758,912 shares. Ms. Johnson reports sole dispositive power over 2,758,912 shares. Ms. Johnson is a director, the chairman and the chief executive officer of FMR. The address of FMR and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(5)
Consists of (i) 23,951 shares of common stock held directly by Ms. Bueker and (ii) 29,744 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023.
(6)
Consists of (i) 659 shares of common stock held directly by Mr. Caldwell and (ii) 703 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023.
(7)
Consists of (i) 2,505 shares of common stock held directly by Mr. Gill and (ii) 8,514 shares issuable upon exercise of stock options within 60 days of March 1, 2023.
(8)
Consists of (i) 600,419 shares of common stock held directly by Mr. Halligan and (ii) 131,069 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023.
(9)
Ms. Harvey Dawson joined the Company as Chief Legal Officer on November 14, 2022.
(10)
Consists of (i) 215 shares of common stock held directly by Ms. Hughes Johnson and (ii) 377 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023.
(11)
Consists of 400 shares of common stock held directly by Mr. Kelleher. Mr. Kelleher resigned as General Counsel and Secretary effective September 6, 2022.
(12)
Consists of (i) 1,670 shares of common stock held directly by Ms. Norrington and (ii) 4,339 shares issuable upon exercise of stock options within 60 days of March 1, 2022.
(13)
Consists of (i) 20,901 shares of common stock held directly by Ms. Rangan and (ii) 21,215 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023.
(14)
Consists of (i) 3,348 shares of common stock held directly by Mr. Sahai and (ii) 2,934 shares issuable upon exercise of stock options within 60 days of March 1, 2023.
(15)
Consists of (i) 1,429,469 shares of common stock held directly by Mr. Shah, (ii) 85,970 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2022, (iii) 16,000 shares held by the Polaris I Trust, for which Mr. Shah serves as trustee, and (iv) 26,000 shares held by the Polaris II Trust, for which Mr. Shah serves as trustee. Mr. Shah disclaims beneficial ownership of the securities held by the Polaris I Trust and the Polaris II Trust in excess of his pecuniary interest therein.
(16)
Consists of (i) 5,893 shares of common stock held directly by Mr. Simons and (ii) 5,105 shares issuable upon exercise of stock options within 60 days of March 1, 2023.
(17)
Consists of (i) 4,230 shares of common stock held directly by Ms. Ward and (ii) 3,727 shares issuable upon exercise of stock options within 60 days of March 1, 2023.
(18)
See footnotes 5 through 17 above. Includes (i) 2,135,660 shares of common stock held directly or indirectly by the directors and executive officers, (ii) 293,697 shares issuable upon exercise of stock options, and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of March 1, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2022, all required reports were filed on a timely basis under Section 16(a), except that Ms. Rangan, Mr. Halligan, Mr. Shah, and Mr. Kelleher each had one late Form 4 filing due to an administrative oversight. The Form 4s were subsequently filed on February 9, 2022.

2023 PROXY STATEMENT | HubSpot, Inc. 22

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes how our executive compensation program is designed and operates with respect to our named executive officers. For 2022, our named executive officers were:

Name	Title
Yamini Rangan	Chief Executive Officer, President, and Director
Kate Bueker	Chief Financial Officer and Treasurer
Brian Halligan	Co-founder and Executive Chairperson of the Board
John Kelleher (1)	Former General Counsel and Secretary
Alyssa Harvey Dawson (2)	Chief Legal Officer and Secretary
Dharmesh Shah	Co-founder, Chief Technology Officer, and Director

(1)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective as of September 6, 2022.
(2)
Ms. Harvey Dawson joined the company as Chief Legal Officer on November 14, 2022.

Executive Summary

Business Overview

We help scaling companies deliver a delightful customer experience through our cloud-based customer relationship management platform, which we refer to in this Compensation Discussion and Analysis as our CRM Platform. Our CRM Platform includes marketing, sales, service, operations, and a CMS, as well as other tools, integrations, and a native payment solution, that enable companies to attract, engage, and delight customers throughout the customer experience. Additionally, we provide education, services and support to help customers be successful with our CRM Platform.

We are headquartered in Cambridge, Massachusetts and maintain a number of international offices across the world. As of December 31, 2022, we had 7,433 full-time employees.

On January 25, 2023, the Board authorized a restructuring plan (the “Plan”) designed to reduce operating costs and enable investment in key opportunities for long-term growth while driving continued profitability. The Plan included a reduction of the company’s current workforce by approximately 7% and a lease consolidation to create higher density across our workspaces.

2023 PROXY STATEMENT | HubSpot, Inc. 23

2022 Financial Highlights

For the full year of 2022, revenue growth was 39% year-over-year in constant currency, and 33% as-reported. We ended 2022 with more than 167,000 customers, growing 24% year-over-year, and nearly $2 billion in annual recurring revenue (as defined below). Overall, we delivered strong financial and operating performance in 2022, despite the increasingly challenging macroeconomic environment, including:

•
Revenue. Our as-reported revenue grew 33% year-over-year to $1.731 billion.
•
Total Customers. Our total customer count grew to 167,386 at December 31, 2022, up 24% year-over-year.

Revenue (in millions)
$513.0
$674.9
$883.0
$1,300.7
$1,731.0
2018
2019
2020
2021
2022

Customers
56,628
73,483
103,994
135,442
167,386
2018
2019
2020
2021
2022

2022 Performance Highlights

In addition to our strong financial performance in 2022, we delivered numerous product launches and enhancements to our existing products designed to give companies a greater ability to unify their marketing, sales, service, and operations efforts and build a delightful customer experience, including:

•
A new and improved Service Hub, our customer service software that enables companies to prioritize the customer experience with an easy and connected platform that delivers authentic service;
•
CMS Hub free, a new tier of our existing web content management system that gives marketers and developers even more tools to generate business through their websites; and
•
A new native integration for WhatsApp that allows teams to connect an existing WhatsApp business account to their shared inbox to communicate with prospects and customers, while also leveraging powerful data within HubSpot’s CRM.

We also announced over 80 new product enhancements at INBOUND 2022, including new Payments features, CRM extensibility tools, and core improvements such as customer journey analytics, along with the launch of connect.com, a new connected community for growth professionals that helps them build strong relationships with their peers and community.

2022 Executive Compensation Program Highlights

Highlights of our 2022 executive compensation program include:

•
Voluntary request by our CEO, Ms. Rangan, and our co-founders, Messrs. Halligan and Shah, to maintain their respective base salaries at $1 and to forego any annual cash bonus.
•
No change to target annual cash bonus opportunities (as a percentage of base salary) for our named executive officers.
•
Our named executive officers and directors are subject to robust stock ownership guidelines.

2023 PROXY STATEMENT | HubSpot, Inc. 24

Return to Stockholders

We have delivered significant long-term total stockholder return (“TSR”), as evidenced by the chart below, which shows how an initial investment of $100 in HubSpot on December 31, 2016 would have grown to $615 on December 31, 2022. The chart also compares TSR on an investment in our common stock to the same investment in the S&P 500 Index and the Nasdaq Computer Index over the last six fiscal years.

Our stock price has been consistently strong since we went public in 2014. The stock price for our initial public offering on October 9, 2014 was $25.00 per share. Our closing stock price on December 30, 2022, the last trading day of 2022, was $289.13 per share, approximately 11.57 times our stock price at our initial public offering.

Compensation Philosophy

Our Compensation Committee designs our executive compensation program with the goal of attracting, motivating, rewarding, and retaining high-caliber executive officers, while simultaneously promoting the achievement of key company performance measures to align the incentives of our executive officers with our stockholders’ interests. We compete with many other public and private companies within our region and across the country for executives. Accordingly, the Compensation Committee generally targets overall compensation for our executive officers to be competitive in our industry and across the country. Variations in this target compensation may occur depending on the experience level of the individual and other market factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies. We intend to provide a competitive total compensation package and believe in sharing our success with our executive officers, as well as our other employees, when our objectives are met.

2023 PROXY STATEMENT | HubSpot, Inc. 25

We endeavor to maintain strong executive compensation policies and practices as summarized below:

	What We Do		What We Don’t Do
√	Maintain a compensation clawback policy that applies to both cash and equity incentive compensation	×	No employment agreements or cash severance arrangements with our executive officers
√	Maintain stock ownership guidelines for our executive officers and non-employee directors	×	No repricing of underwater stock options without prior stockholder approval
√	Provide limited perquisites	×	No hedging and pledging of HubSpot common stock by employees, executive officers, or Board members
√	Use “double-trigger” change in control provisions for equity awards; otherwise no change in control payments or benefits for our executive officers	×	No excise tax gross-ups upon a change in control of the company
√	Use an independent compensation consultant that provides no other services to HubSpot
√	Cap annual cash bonus payments
√	Use objective performance measures for annual cash bonus program
√	Annual stockholder advisory vote on named executive officer compensation
√	Regular reviews of executive compensation program and compensation peer group data

The compensation of our named executive officers in 2022 consisted of the following elements:

Compensation Element	Objective
Base salary	To attract and retain talented executives.
Annual cash bonus	To motivate and reward our executives for the achievement of key company objectives set by the Compensation Committee at the beginning of the year.
Long-term incentive compensation in the form of equity awards	To retain and motivate our executives and align their interests with those of our stockholders.
Other benefits

General employee medical and dental plans, unlimited vacation, life and disability insurance and Section 401(k) plan employer matching contributions designed to provide employee benefits competitive with those offered by our compensation peer group and other companies with which we compete for talent.

Each of the elements of our executive compensation program is discussed in more detail below. Our compensation elements are designed to be flexible, to complement each other and to serve the compensation objectives described above. While we have not adopted any formal policies for allocating compensation between fixed and variable compensation, we generally target our long-term incentive compensation to be a significant majority of target total direct compensation. Our mix of compensation elements is designed to reward short-term results and motivate long-term performance through a combination of short-term cash and long-term equity awards.

Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee of our Board oversees our executive compensation program and annually reviews and approves all executive compensation decisions. The Compensation Committee meets several times near the beginning of each fiscal year to review our executive compensation programs, establish the company performance measures used to set the annual cash bonus opportunities for the fiscal year and review the target total direct compensation for our executive officers to ensure consistency with our overall compensation philosophy. As part of this executive compensation review, the Compensation Committee is provided with relevant information, such as the competitive market data described further below, to use as a reference when determining each individual compensation element and target total direct compensation levels.

2023 PROXY STATEMENT | HubSpot, Inc. 26

Role of our Chief Executive Officer and Other Executive Officers

Our CEO and CFO assist the Compensation Committee in identifying the key performance and incentive measures that may be used in setting annual cash bonus opportunities and also provide input on key contributors and performers within the company so as to ensure their compensation accurately reflects their responsibilities, performance, experience levels, and expected future contributions. Our CEO makes recommendations to the Compensation Committee regarding the compensation for our executive officers (except with respect to his or her own compensation). No executive officer participated in the final deliberations or determinations regarding his or her own compensation package, except for Ms. Rangan and Messrs. Halligan and Shah, who each requested that their respective base salaries be maintained at $1 for 2022 and elected to forego any cash bonus awards.

Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. For 2022, the Compensation Committee retained the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its independent compensation consultant and to review and advise on the principal aspects of our executive compensation program. The executive compensation program services of Compensia included providing input regarding the selection of compensation peer group companies, analyzing publicly available compensation data of peer group companies, compensation survey data, and other publicly available data to assess the competitive market for executive talent, and reviewing and advising on the target total direct compensation opportunities for our executive officers, including base salaries, annual cash bonus compensation, and long-term incentive compensation. In addition, Compensia also reviewed Board compensation and provided market practices for equity compensation design.

In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, the Compensation Committee has assessed each of the six independence factors established by the SEC and adopted by the NYSE and has determined that the engagement of and work performed by Compensia does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.

Compensia reports directly to the Compensation Committee and does not provide any non-compensation related services to the company. Compensia does not make specific compensation-related recommendations, although it does use the competitive market data described below to provide ranges for base salary, target annual cash bonus awards, and long-term incentive compensation awards within the company’s compensation peer group and relevant compensation survey data for the Compensation Committee to consider. Compensia attends certain Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain executive officers, as requested by the Compensation Committee.

Use of Competitive Market Data and Compensation Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peer companies and published compensation survey data, as well as information about current market practices and trends, compensation structures, and peer group compensation ranges. The competitive market data Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia and published compensation survey data in cases where there is insufficient data for specific executive positions within the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business focus, and various financial criteria, including revenue, market capitalization, and revenue growth rate.

For its review and analysis of the compensation of our named executive officers for 2022, the Compensation Committee approved the following 18 companies as our compensation peer group:

Cloudflare, Inc.	Elastic N.V.	RingCentral, Inc.
Coupa Software	Five9, Inc.	The Trade Desk, Inc.
CrowdStrike Holdings, Inc.	MongoDB, Inc.	Twilio Inc.
Datadog, Inc.	Okta, Inc.	Veeva Systems Inc.
DocuSign, Inc.	Paycom Software, Inc.	Zendesk, Inc. (1)
Dropbox, Inc.	Paylocity Holding Corp.	Zscaler, Inc.

2023 PROXY STATEMENT | HubSpot, Inc. 27

(1) As of November 22, 2022, Zendesk, Inc. is no longer a publicly traded company.

Because publicly-available compensation data is generally limited to that of a company’s chief executive officer, chief financial officer, and up to three most highly-compensated executive officers (other than the chief executive officer and the chief financial officer), the Compensation Committee also utilized compensation data based on a custom cut of the Radford Global Technology Survey (which is based on the peer group companies with additional similarly sized companies in order to provide sufficient market data for all of the executive positions) in reviewing, analyzing, and determining the compensation for the named executive officers.

The Compensation Committee selected the companies in our compensation peer group and utilized the data drawn from the Radford Global Technology Survey because it believes that these companies compete with us for executive talent and were similar to us in terms of industry, revenue, market capitalization, and revenue growth rate. The Compensation Committee also determined that the companies in the compensation peer group generally have executive officer positions that are comparable to ours in terms of breadth, complexity, and scope of responsibilities.

While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the compensation peer group and published compensation surveys, we believe that the companies represented similarly compete for talent with such larger companies and hence are an appropriate comparison for our employment market. The Compensation Committee uses competitive market data as one factor when making compensation decisions, understanding that such data cannot be applied formulaically, and has historically taken into account other data, including input from the members of the Compensation Committee based on their experience in compensation matters.

The Compensation Committee reviews the compensation peer group annually and may replace some or all of the companies with others from time to time as changes in market positions and company size, including our own, may suggest more representative peer group companies.

Consideration of Say-On-Pay Advisory Vote

At our June 7, 2022 annual meeting of stockholders, approximately 91.24% of the votes cast on the non-binding, advisory say-on-pay proposal were voted to approve the 2021 compensation of our named executive officers. The Compensation Committee believes that the vote outcome indicates that stockholders generally approve of the structure of our executive compensation program. In light of the results of the advisory say-on-pay vote on the 2021 compensation of our named executive officers, the Compensation Committee structured executive compensation for 2022 in a manner that was generally consistent with our 2021 executive compensation program (taking into account that 2022 was Ms. Rangan’s first full year as CEO). In addition, stockholders will have an opportunity annually to cast a non-binding, advisory say-on-pay vote on the compensation of our named executive officers.

Our Board and executive team actively seek and highly value the views and insights of our stockholders. In 2022, we reached out to our top twelve institutional stockholders and ultimately held meetings with six stockholders representing over 32% of our outstanding common stock, including four of our top five stockholders, as of December 31, 2022. These conversations covered a wide range of topics, including our executive compensation policies and practices. In January 2022, in response to feedback from our stockholders, the Board approved an amendment to our 2014 Stock Option and Incentive Plan to eliminate, on a prospective basis, the “evergreen” provision of that plan. The final “evergreen” increase under the 2014 Stock Option and Incentive Plan was effective as of January 1, 2022 and no further “evergreen” increases will occur under the plan.

During our discussions with investors, we received feedback on the use of long-term equity awards with performance-based vesting features (“performance awards”). Specifically, while some investors have asked us to consider adding performance awards as an element of our executive compensation program, other investors indicated that they believe that stock options are inherently performance-based and/or are satisfied with the ability of our current long-term incentive compensation to motivate our executives to drive stockholder value. In 2023, based in part on investor feedback and our commitment to long-term impact and performance, the Compensation Committee approved performance-based RSU awards to certain of our named executive officers (Mmes. Rangan and Bueker and Messrs. Shah and Halligan), which are earned and vest only if certain pre-defined financial performance metrics are achieved.

2023 PROXY STATEMENT | HubSpot, Inc. 28

Elements of Compensation

Base Salaries

Base salaries for our named executive officers were established initially at the time the individual was hired, taking into account competitive market data provided by the Compensation Committee’s compensation consultant, if applicable, and internal pay parity considerations, as well as the individual’s qualifications and experience. The base salaries of our named executive officers are reviewed by our CEO and are approved annually by the Compensation Committee. Adjustments to base salaries are also based on:

•
Each named executive officer’s position, level of responsibility, and seniority.
•
The relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role.
•
Internal parity among our executive officers.

The Compensation Committee does not assign a specific weight to any single factor in making decisions regarding base salary adjustments.

In January 2022, after reviewing the base salaries of our named executive officers compared to similarly situated executives at the companies in our compensation peer group and the relevant compensation survey data, assessing both company and individual performance in 2021, as well as reviewing internal parity among our named executive officers, the Compensation Committee made adjustments to the base salaries for Ms. Bueker and Mr. Kelleher. As they did in 2021, Ms. Rangan and Messrs. Halligan and Shah each requested that their respective base salaries be maintained at $1 for 2022.

The following table sets forth the base salaries for our named executive officers for fiscal 2021 and 2022:

Named Executive Officer	2021 Base Salary	2022 Base Salary (1)	% Change
Yamini Rangan (2)	$487,500	$1	-100.0%
Kate Bueker	$420,000	$470,000	11.9%
Brian Halligan	$1	$1	No change
John Kelleher (3)	$320,000	$370,000	15.6%
Alyssa Harvey Dawson (4)	N/A	$420,000	N/A
Dharmesh Shah	$1	$1	No change

(1)
Base salary changes were effective as of April 1, 2022.
(2)
Ms. Rangan’s 2021 base salary reflects her base salary as Chief Customer Officer. Upon her promotion to CEO in September 2021, Ms. Rangan voluntarily requested that her base salary be reduced to $1.
(3)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective September 6, 2022. He received a pro-rated amount of his base salary for 2022 through his date of resignation.
(4)
Ms. Harvey Dawson joined the company in November 2022. She received a pro-rated amount of her base salary in 2022 based on her start date.

Annual Cash Bonuses

We provide annual performance-based cash bonus opportunities linked to the achievement of pre-established corporate performance goals under our Management Cash Incentive Bonus Plan (the “Bonus Plan”) to our named executive officers. The Compensation Committee believes that the annual performance measures used in the Bonus Plan contribute to driving long-term stockholder value, play an important role in influencing executive performance, and are an important element of our executive compensation program to help attract, motivate, reward, and retain our executive officers and other employees.

Under the Bonus Plan, each year (generally during January) the Compensation Committee approves company-wide performance objectives, which serve as the basis for determining the eligibility for, and amount of, bonuses to be paid under the Bonus Plan. Typically, performance under the Bonus Plan is measured and paid out semi-annually as of June 30th and December 31st each year. After the end of each six-month period, the Compensation Committee reviews our actual achievement against the target levels for the pre-established performance measures and determines the bonuses, if any, to be paid under the Bonus Plan. The Compensation Committee may increase or decrease awards under the Bonus Plan in its discretion based on factors the Compensation Committee deems appropriate.

2022 Target Annual Cash Bonus Opportunities. To establish our named executive officers’ individual target annual cash bonus opportunities (expressed as a percentage of base salary), the Compensation Committee considers

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competitive market data prepared by its compensation consultant, and the level, position, objectives, and scope of responsibility of each executive officer, as well as considerations of internal parity among similarly situated executives.

In January 2022, based on its review of our executive compensation program, competitive market data, and the other factors described above, the Compensation Committee approved the following target annual cash bonus opportunities for our named executive officers, which remained unchanged from 2021 levels. As in 2021, Ms. Rangan and Messrs. Halligan and Shah voluntarily requested to forego any annual cash bonuses under the Bonus Plan for 2022.

The following table sets forth the target annual cash bonus opportunities for our named executive officers under our Bonus Plan for 2022:

Named Executive Officer	2021 Target Bonus Opportunity (as % of annual base salary)	2022 Target Bonus Opportunity (as % of annual base salary) (1)	% Change
Yamini Rangan(2)	60%	0%	-100%
Kate Bueker	60%	60%	No change
Brian Halligan	0%	0%	No change
John Kelleher (3)	60%	60%	No change
Alyssa Harvey Dawson (4)	N/A	60%	N/A
Dharmesh Shah	0%	0%	No change

(1)
Target annual cash bonus opportunities were effective as of January 1, 2022.
(2)
Ms. Rangan’s 2021 target bonus reflects her base salary as Chief Customer Officer. Upon her promotion to CEO in September 2021, Ms. Rangan voluntarily elected to forgo any annual cash bonus.
(3)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective September 6, 2022 and, accordingly, he was not eligible for any bonus with respect to the six-month period ended December 31, 2023.
(4)
Ms. Harvey Dawson joined the company in November 2022. She was eligible to receive a pro-rated amount of her target bonus based on her start date.

2022 Annual Cash Bonus Performance Measures. For 2022, the Compensation Committee selected the following two performance measures: (1) annual recurring revenue (“ARR”) install base and (2) non-GAAP operating income (loss) as the measures for the Bonus Plan. Performance is measured on a cumulative basis biannually as of June 30, 2022 and December 31, 2022. The performance measures are weighted as follows: 70% for ARR and 30% for non-GAAP operating income (loss).

For purposes of the Bonus Plan, we define“ARR” as the annual value of our customer subscription contracts as of the specified point in time excluding any commissions owed to our partners. For each Hub, this is the sum of customer ARR for the Starter, Basic, Professional and Enterprise subscriptions, plus applicable contacts (marketing only), Seats, or Add-Ons (e.g. reporting or ads). For multi-product customers, their ARR would be distributed across based on the value of each SKU/Hub for which they pay. In 2022, we began including our payments revenue run rate, defined as, on an annualized basis, the trailing three months of payments revenue, into the annual value of our customer subscription contracts. ARR can differ from revenue due to several factors. ARR is converted into U.S. dollars at fixed rates that are held consistent over time and may vary from those used for revenue or deferred revenue. ARR would exclude any impact for bad debt and partner commissions (as noted above) and would also differ from revenue due to timing of revenue recognition. We define “non-GAAP operating income (loss)” as operating income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, the amortization of acquired intangibles, acquisition-related expenses, gains (losses) on the termination of operation leases, loss on disposal of fixed assets, and restructuring charges. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are attached to this proxy as Appendix A.

2022 Annual Cash Bonus Performance Targets, Achievement, and Payout. The Compensation Committee believes the target levels for the Bonus Plan performance measures should be rigorous and challenging. The Compensation Committee establishes target levels it believes are necessary to provide a competitive overall compensation package in light of each named executive officer’s base salary and to motivate our named executive officers to achieve an aggressive level of growth and profitability.

For ARR, the Compensation Committee established payout levels for 40% (minimum payout), 75%, 100% (target payout), 125%, 150%, 175%, and 200% (maximum payout) achievement, with a sliding scale applied between each payout level. In 2022, the minimum threshold was lowered from 50% to 40% to reflect the larger scale of the Company but the threshold has been returned to 50% for 2023 to remain consistent with operating profit scale.

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For non-GAAP operating income (loss), the Compensation Committee established payout levels for 50% (minimum payout), 75%, and 100% (target/maximum payout) achievement, with a sliding scale applied between each payout level.

Due to the weighting of each performance measure (70% for ARR and 30% for non-GAAP operating income (loss)), the maximum payout was 170% of a named executive officer’s target annual cash bonus opportunity:

(70% ARR * 200% Maximum) PLUS (30% non-GAAP operating income (loss) * 100% Maximum)

EQUALS 170% of Target Annual Cash Bonus Opportunity

The table below shows our 2022 ARR and non-GAAP operating income target levels compared to our actual results and related achievement:

	Weight	Original Target	Actual	Score	Payout (Score x Weight)
2022 – First Half (as of June 30, 2022)
ARR Install Base	70%	$1.800billion	$1.754billion	41%	28.7%
Non-GAAP Operating Income	30%	65.5 million	$64.3 million	86%	25.8%
					54.5%

2022 – Second Half (as of December 31, 2022)
ARR Install Base	70%	$2.169billion	$1.991billion	0%	0.0%
Non-GAAP Operating Income	30%	$165.9 million	$169.1 million	30%	30.0%
					30.0%

For the six-month period ended June 30, 2022, we recorded ARR install base of $1.754 billion, which was below the targeted ARR performance level of $1.800 billion. As a result, the payout associated with ARR was 28.7%. Our non-GAAP operating income was below the target level of $65.5 million. As a result, the payout associated with non-GAAP operating income was 25.8%. Based on the weighting of the performance measures, the payout for the first half of 2022 was equal to 54.5% of the target annual cash bonus opportunity for that six-month period.

For the six-month period ended December 31, 2022, we recorded ARR install base of $1.991 billion, which was below the ARR minimum performance level of $2.169 billion. As a result, the payout associated with ARR was 0%. Our non-GAAP operating income exceeded the target level of $165.9 million. As a result, the payout associated with non-GAAP operating income was 100.0%. Based on the weighting of the performance measures, the payout for the second half of 2022 was equal to 30% of the target cash bonus opportunity for that six-month period.

The above-referenced performance targets should not be interpreted as a prediction of how we will perform in future periods. As described below, the purpose of these objectives was to establish a method for determining the payment of annual cash bonuses.

Accordingly, the annual cash bonuses paid to our named executive officers for 2022 under the Bonus Plan are set forth in the table below.

Named Executive Officer	First Half 2022 Bonus Payment ($)	Second Half 2022 Bonus Payment ($)	2022 Total Bonus Payment ($)	Total Bonus Payment as a % of Target Bonus Opportunity (1)
Yamini Rangan (2)	—	—	—	—
Kate Bueker	72,757	42,300	115,057	42%
Brian Halligan (2)	—	—	—	—
John Kelleher (3)	56,408	N/A	56,408	55%
Alyssa Harvey Dawson (4)	—	9,660	9,660	30%
Dharmesh Shah (2)	—	—	—	—

(1)
The amounts in this column represent the 2022 total bonus payment as a percentage of the named executive officer’s 2022 target bonus opportunity for 2022. Ms. Bueker and Mr. Kelleher received an increase in base salary that was effective as of April 1, 2022 and their 2022 total bonus payments were calculated on a pro rata basis using their base salaries in effect during the relevant periods (i.e., the executive’s 2021 base salary between January 1, 2022 and March 31, 2022, for Ms. Bueker, her 2022 base salary between April 1, 2022 and December 31, 2022, and, for Mr. Kelleher, his 2022 base salary between April 1, 2022 and June 30, 2022).
(2)
In 2022, Ms. Rangan and Messrs. Halligan and Shah voluntarily requested to forego any cash bonus payments under the Bonus Plan.
(3)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective September 6, 2022 and was not eligible for a bonus for the six-month period ended December 31, 2022.

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(4)
Ms. Harvey Dawson joined the company in November 2022 and accordingly received a pro-rated portion of her bonus for the six-month period ended December 31, 2022.

Long-Term Incentive Compensation

The Compensation Committee grants long-term incentive compensation in the form of equity awards to our executive officers, including our named executive officers, on an annual basis, generally in the first quarter of the year. In determining the size of equity awards for our named executive officers, the Compensation Committee reviews competitive market data provided by its compensation consultant and grants awards intended to be competitive with the prevailing market practice. In addition to the competitive market data, the Compensation Committee also considers a number of other factors, including the recommendations of our CEO (except with respect to his or her own equity awards), the company’s overall performance, the individual executive officer’s performance, the relative ease or difficulty of replacing the executive officer with a well-qualified person and the number of well-qualified candidates available to assume the executive officer’s role, the amount of equity previously awarded to the executive officer as well as the portion of previously awarded equity that remains unvested, and the company’s annual equity burn rates. The Compensation Committee also considers the appropriateness of various equity vehicles, as well as overall program costs (which includes both stockholder dilution and compensation expense), when evaluating the long-term compensation mix. All equity awards are approved by the Compensation Committee.

Stock Options. We grant stock options to our executive officers to align their interests with those of our stockholders and as an incentive to remain with us. The Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of our common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate our executive officers to build stockholder value and reinforce our position as a growth company. With stock options, our executive officers can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding, which provides a strong incentive to our executive officers to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our executive officers to build value that can be sustained over time.

Restricted Stock Unit Awards. We also grant RSU awards to our executive officers and other employees. RSU awards align the interests of our executive officers and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSU awards are subject to time-based vesting. Because RSU awards have value to the recipient even in the absence of stock price appreciation, RSU awards help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSU awards typically vest over a four-year period, and we believe that, like stock options, they help incentivize our executive officers to build value that can be sustained over time.

Approved Equity Award Value and Calculation of Shares. The Compensation Committee typically approves an overall intended target value to be awarded to each executive officer after considering the factors described above. Once the equity award value has been determined, the number of RSUs to be granted to the executive officer is calculated using the average per share closing price of our common stock on the NYSE over the 30 trading days up to and including the date of grant. In the case of options, the number of underlying shares granted is based on the 30 trading day trailing average fair value (Black-Scholes value) as of the date of grant. As a result, the intended target value of an equity award approved by the Compensation Committee may differ from the grant date fair value of the stock option and RSU awards as computed in accordance with ASC Topic 718, which is shown in the 2022 Summary Compensation Table.

2022 Equity Awards. In January 2022, after considering the factors described above, the Compensation Committee approved equity award values for each executive officer, including each named executive officer, and also determined that the mix for the annual equity awards would consist of 25% in value of stock options and 75% in value of RSU awards.

The table below shows the intended equity award value approved for our named executive officers and the resulting number of RSUs and shares underlying stock options actually awarded to them on their respective grant dates. We note,

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however, that the reported values in our 2022 Summary Compensation Table may differ from the values reflected below due to fluctuations in our stock price prior to the actual grant date.

Named Executive Officer	Approved Value ($)(1)	Restricted Stock Units (#)	Number of Shares Underlying Stock Options (#)
Yamini Rangan	11,738,152	17,914	13,859
Kate Bueker	3,639,301	5,554	4,297
Brian Halligan	3,184,538	4,860	3,760
John Kelleher	2,001,689	3,055	2,363
Alyssa Harvey Dawson (2)	—	—	—
Dharmesh Shah	2,729,775	4,166	3,223

(1)
Represents the award values approved by the Compensation Committee. The grant date fair value of the stock option and RSU awards as computed in accordance with ASC Topic 718 is reported in the 2022 Summary Compensation Table.
(2)
Ms. Harvey Dawson joined the company in November of 2022, and in connection with her hiring, she was granted an equity award in January 2023.

Compensation Risk Assessment

As part of its review of the compensation to be paid to our executive officers, as well as the compensation programs generally available to our employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy, and objectives.

As is the case with our employees generally, our executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our Bonus Plan are tied to overall corporate performance, and the bonus payout for executive officers is based on our performance during the fiscal year compared to pre-established target levels for two measures: ARR and non-GAAP operating income. These financial measures counterbalance each other, decreasing the likelihood that our executive officers will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an executive officer to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our executive officers is long-term incentive compensation in the form of equity awards that help further align their interests with those of our stockholders. These risk-mitigating factors are also present in our company-wide compensation program.

In short, we believe that our executive compensation program does not encourage excessive or unnecessary risk-taking. Furthermore, we do not believe that the risks that may arise from our compensation programs are reasonably likely to have a material adverse effect on us.

Other Benefits

Health and Welfare Benefits

Our named executive officers are eligible for the same employee benefits available to our employees generally. We offer group health, dental, life and disability insurance plans. The type and extent of benefits offered are intended to be competitive within our industry and region. We also maintain a tax-qualified Section 401(k) retirement savings plan for eligible employees in the United States. Under our Section 401(k) plan, employees may elect to defer up to 96% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended (the “Code”). We currently provide a company matching contribution of 50% of the employee’s contributions (up to $2,500 per year) under the Section 401(k) plan. Employees are 100% vested in their contributions to the Section 401(k) plan and any employer contributions after one year of service. We intend for the Section 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the Section 401(k) plan.

Perquisites and Personal Benefits

As noted above, our named executive officers are eligible to participate in the same benefits as those offered to all full-time employees. We do not have any programs for providing executive perquisites or other personal benefits to our named executive officers.

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Severance and Change in Control Payments and Benefits

We do not have any employment or change in control arrangements with our executive officers, except that all of the current outstanding equity awards for all employees, including our named executive officers, under our 2014 Stock Option and Incentive Plan and our 2007 Equity Incentive Plan, include a “double-trigger” vesting acceleration provision in the event of a change in control of the company and a subsequent termination of employment as further described below under “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices and Policies

Stock Ownership Guidelines

We have adopted a Stock Ownership Policy that is applicable to our non-employee directors and those employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act. The Stock Ownership Policy requires that non-employee directors hold equity in the company with a value equal to at least three times the director’s annual Board cash retainer, the CEO own equity in the company equal to at least six times his or her annual base salary, and that all other covered executives own equity in the company equal to at least one times his or her annual base salary. The Stock Ownership Policy includes a phase-in period, which provides that an individual subject to this policy is required to be in compliance with the minimum equity ownership requirement by the later of December 31, 2021 or the first December 31st that occurs following the five-year anniversary of date on which the non-employee director or covered executive first became subject to the Stock Ownership Policy. The Stock Ownership Policy also includes certain share retention obligations that apply to officers and directors who have not met the minimum equity ownership requirements by the end of their phase-in period or who cease to hold the minimum equity ownership at any time following such date.

Anti-Hedging and Anti-Pledging Policies

We have an insider trading policy that prohibits all Board members, executive officers, and employees from engaging in, among other things, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Our policy prohibits all Board members, executive officers, and employees from buying our securities on margin, borrowing against our securities held in a margin account, engaging in short sales of our securities, and buying or selling derivatives on our securities. Our policy also generally prohibits all Board members, executive officers, and employees from pledging our securities as collateral for a loan, other than as may be allowed in certain exceptional and limited circumstances with the permission of the Audit Committee. To date, no such requests have been made or approved.

Policy for Recoupment of Incentive Compensation

We have adopted a Policy for Recoupment of Incentive Compensation (the “Clawback Policy”) that applies to those employees who have been designated as “officers” for purposes of Section 16 of the Exchange Act. The Clawback Policy provides that if we are required to prepare an accounting restatement due to the material non-compliance with any financial reporting requirement and/or intentional misconduct by an officer covered by the policy, then a committee of independent directors may require any officer covered by the policy to repay to the company any incentive compensation received by the officer during the previous three years, to the extent that the committee determines that the incentive compensation was in excess of the amount the officer would have received if the incentive compensation had been calculated based on the financial results reported in the restated financial statement. For purposes of the Clawback Policy, incentive compensation includes income related to annual cash bonuses and long term incentive compensation. In light of the SEC's adoption of final clawback rules in October 2022 and the NYSE's proposed rule in February 2023, we intend to update our clawback policy to comply with applicable NYSE listing rules when effective.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related Party Transactions—Limitation of Liability and Indemnification of Officers and Directors.”

Tax and Accounting Considerations

Tax Deductibility

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain executive officers and certain other individuals. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it

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determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based compensation awards to employees and directors. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock awards and RSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables above and below, even though our executive officers or directors may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their statements of operations over the period that an employee or director is required to render service in exchange for the option or other award. The Compensation Committee considers the impact of ASC Topic 718 when making stock-based compensation awards.

Compensation Committee Interlocks and Insider Participation

During 2022, the Compensation Committee was comprised of Ms. Hughes Johnson and Messrs. Caldwell and Simons. Ms. Ward also served on the Compensation Committee in 2022 prior to Ms. Hughes Johnson's appointment to the Compensation Committee on March 24, 2022. None of the members of the Compensation Committee is an officer or employee or former officer of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

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2022 SUMMARY COMPENSATION TABLE

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($) (1)	($) (2)	($) (2)	($) (3)	($)(4)		($)
Yamini Rangan (5)(9)	2022	1		8,786,280	2,951,872	—	27,286	(8)	11,765,439
Chief Executive Officer	2021	323,012	—	4,999,281	1,670,445	321,938	3,786		7,318,462
and former Chief Customer Officer	2020	441,477	—	12,167,609	720,598	364,500	5,293		13,699,477
Kate Bueker	2022	457,500	—	2,724,070	915,231	115,057	3,724		4,215,582
Chief Financial Officer	2021	411,094	—	2,576,363	859,853	419,316	3,742		4,270,368
	2020	376,563	—	2,193,640	722,674	229,219	5,074		3,527,170
Brian Halligan (5)	2022	1	—	2,383,684	800,854	—	1,242		3,185,781
Executive Chairperson	2021	1	—	2,245,395	749,493	—	1,638		2,996,527
and former CEO	2020	1	—	2,932,779	966,112	—	1,242		3,900,134
John Kelleher (6)	2022	239,773		1,498,386	503,303	56,408	4,474		2,302,344
General Counsel and Secretary	2021	315,000	—	1,551,391	517,817	321,300	4,352		2,709,860
	2020	294,531	—	1,407,675	463,742	179,016	6,541		2,351,505
Alyssa Harvey Dawson (7)	2022	55,682	100,000	—	—	9,660	4,139		169,481
Chief Legal Officer	2021	—	—	—	—	—	—		—
	2020	—	—	—	—	—	—		—
Dharmesh Shah (5)	2022	1	—	2,043,298	686,477	—	1,242		2,731,018
Chief Technology Officer	2021	1	—	1,775,854	592,766	—	1,975		2,370,596
	2020	1	—	1,347,498	443,863	—	1,242		1,792,604

(1)
The amount reported represents a signing bonus paid to Ms. Harvey Dawson in connection with her commencement of employment.
(2)
The amounts reported represent the aggregate grant-date fair value of RSUs that are settled in shares of our common stock and options to purchase shares of our common stock calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in the 2022 Form 10-K.
(3)
The amounts reported reflect performance-based cash bonus payments awarded based on the achievement of certain corporate performance goals under the Bonus Plan.
(4)
For named executive officers other than Ms. Rangan, the amounts reported for 2022 include Section 401(k) matching contributions and group term life insurance.
(5)
During 2022, Ms. Rangan and Messrs. Halligan and Shah voluntarily elected to receive a base salary of $1 and to forego any cash bonus payments under the Bonus Plan.
(6)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective as of September 2022.
(7)
Ms. Harvey Dawson joined the company on November 14, 2022, and in connection with her hiring, she was granted an equity award in January 2023.
(8)
The amount reported includes reimbursement for a security detail on a business trip to India, Section 401(k) matching contributions and group term life insurance.
(9)
Ms. Rangan was appointed as the company’s CEO and President on September 7, 2021 and 2022 reflects Ms. Rangan’s first full year as CEO. Prior to that, she served as the company’s Chief Customer Officer.

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2022 GRANTS OF PLAN-BASED AWARDS TABLE

					All other	All other
					Stock	Option
					Awards:	Awards:		Grant Date
		Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Shares of	Securities	Base Price	of Stock
		Plan Awards (1)			Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#) (2)	(#) (3)	($/Sh) (4)	($) (5)
Yamini Rangan (6)	—	—	—	—	—	—	—	—
	2/1/2022	—	—	—	17,914	—	—	8,786,280
	2/1/2022		—	—	—	13,859	490.47	2,951,872
Kate Bueker	—	121,260	282,000	479,400	—	—	—	—
	2/1/2022	—	—	—	5,554	—	—	2,724,070
	2/1/2022	—	—	—	—	4,297	490.47	915,231
Brian Halligan (6)	2/1/2022	—	—	—	4,860	—	—	2,383,684
	2/1/2022	—	—	—	—	3,760	490.47	800,854
John Kelleher (7)	—	95,460	222,000	377,400	—	—	—	—
	2/1/2022	—	—	—	3,055	—	—	1,498,386
	2/1/2022	—	—	—	—	2,363	490.47	503,303
Alyssa Harvey Dawson (8)	—	108,360	252,000	428,400	—	—	—	—
	—	—	—	—	—	—	—	—
Dharmesh Shah (6)	2/1/2022	—	—	—	4,166	—	—	2,043,298
	2/1/2022	—	—	—	—	3,223	490.47	686,477

(1)
The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold," reflect the threshold payment level of short-term incentive compensation for each of the named executive officers under our Bonus Plan. The amounts reported in the "Maximum," sub-column reflect that for 2022, the program provided the potential to earn a maximum of 170% of the target short-term incentive bonus opportunity. The specific components of the Bonus Plan are described in the "Annual Cash Bonuses" section of the Compensation Discussion and Analysis in this Proxy Statement. Non-equity incentive plan awards actually paid by the company for services rendered in 2022 are reported in the "Non-Equity Incentive Plan Compensation" column of the "2022 Summary Compensation Table" above.
(2)
Consists of RSUs granted under our 2014 Stock Option and Incentive Plan. Unless otherwise indicated, each RSU award vests over four years from January 1, 2022 in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(3)
Consists of options to purchase shares of our common stock granted under our 2014 Stock Option and Incentive Plan. Unless otherwise indicated, each stock option vests over four years from January 1, 2022 in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(4)
The exercise price is equal to the closing market price of our common stock on the NYSE on the date of grant.
(5)
The amounts reported represent the aggregate grant-date fair value of the RSU awards and stock options calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant-date fair value are set forth in the notes to our audited consolidated financial statements presented in the 2022 Form 10-K.
(6)
For fiscal year 2022, Ms. Rangan and Messrs. Halligan and Shah voluntarily elected to forego any cash bonus payments under the Bonus Plan.
(7)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the Company terminated effective as of September 2022.
(8)
Ms. Harvey Dawson joined the company on November 14, 2022, and in connection with her hiring, she was granted an equity award in January 2023.

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2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

			Option Awards (1)				Stock Awards (2)
Name	Grant Date	Vesting Start Date (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#) (4)
Yamini Rangan	1/8/2020	1/1/2020	6,720	3,252	173.00	1/8/2030	—		—
	1/8/2020	1/1/2020	—	—	—	—	3,915	(5)	1,131,944
	1/8/2020	1/1/2020	—	—	—	—	12,044		3,482,282
	2/1/2021	1/1/2021	2,199	2,829	381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—	—	—	—	3,526		1,019,472
	10/1/2021	9/1/2021	913	2,011	684.23	10/1/2031	—		—
	10/1/2021	9/1/2021	—	—	—	—	2,620		757,521
	2/1/2022	1/1/2022	2,598	11,261	490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—	—	14,556		4,208,576
Kate Bueker	7/2/2018	7/1/2018	6,192	—	128.10	7/2/2028	—		—
	2/1/2019	1/1/2019	8,762	585	159.70	2/1/2029	—		—
	2/1/2019	1/1/2019	—	—	—	—	767		221,763
	2/3/2020	1/1/2020	7,022	3,193	182.91	2/3/2030	—		—
	2/3/2020	1/1/2020	—	—	—	—	3,748		1,083,659
	2/1/2021	1/1/2021	2,369	3,046	381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—	—	—	—	3,797		1,097,827
	2/1/2022	1/1/2022	805	3,492	490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—	—	4,513		1,304,844
Brian Halligan	1/29/2014	1/1/2014	2,548	—	16.14	1/29/2024	—		—
	2/10/2015	1/1/2015	28,333	—	34.76	2/10/2025	—		—
	1/29/2016	1/1/2016	17,769	—	40.59	1/29/2026	—		—
	2/1/2017	1/1/2017	34,656	—	52.80	2/1/2027	—		—
	3/1/2018	1/1/2018	16,289	—	112.15	3/1/2028	—		—
	2/1/2019	1/1/2019	13,947	930	159.70	2/1/2029	—		—
	2/1/2019	1/1/2019	—	—	—	—	1,220		352,739
	2/3/2020	1/1/2020	9,388	4,268	182.91	2/3/2030	—		—
	2/3/2020	1/1/2020	—	—	—	—	5,011		1,448,830
	2/1/2021	1/1/2021	2,065	2,655	381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—	—	—	—	3,309		956,731
	2/1/2022	1/1/2022	705	3,055	490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—	—	3,949		1,141,774
John Kelleher (6)	—	—	—	—	—	—	—		—
Alyssa Harvey Dawson (7)	—	—	—	—	—	—	—		—
Dharmesh Shah	1/29/2014	1/1/2014	5,000	—	16.14	1/29/2024	—		—
	2/10/2015	1/1/2015	16,667	—	34.76	2/10/2025	—		—
	1/29/2016	1/1/2016	19,990	—	40.59	1/29/2026	—		—
	2/1/2017	1/1/2017	15,595	—	52.80	2/1/2027	—		—
	3/1/2018	1/1/2018	11,254	—	112.15	3/1/2028	—		—
	2/1/2019	1/1/2019	7,735	516	159.70	2/1/2029	—		—
	2/1/2019	1/1/2019	—	—	—	—	677		195,741
	2/3/2020	1/1/2020	4,313	1,961	182.91	2/3/2030	—		—
	2/3/2020	1/1/2020	—	—	—	—	2,303		665,866
	2/1/2021	1/1/2021	1,633	2,100	381.74	2/1/2031	—		—
	2/1/2021	1/1/2021	—	—	—	—	2,617		756,653
	2/1/2022	1/1/2022	604	2,619	490.47	2/1/2032	—		—
	2/1/2022	1/1/2022	—	—	—	—	3,385		978,705

(1)
Unless otherwise indicated, these stock options vest over four years, with the earlier awards (granted prior to 2018) vesting in 48 equal monthly installments, and later awards (granted in 2018 and after) vesting in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(2)
Unless otherwise indicated, these RSUs vest over four years in 16 equal quarterly installments, subject to the named executive officer’s continued employment through such vesting date.
(3)
The vesting start date is fixed by the Compensation Committee when granting equity awards.
(4)
Represents the fair market value of the unvested shares of our common stock as of December 30, 2022, the last trading day of 2022, based upon the closing market price of our common stock on such date of $289.13 per share.
(5)
This equity award vests over four years, with 25% vesting on first anniversary of the vesting start date and the remaining 75% vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continued employment through such vesting date.
(6)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective as of September 6, 2022. In connection with his termination of employment, he forfeited his unvested equity awards and he held no outstanding equity awards as of December 31, 2022.
(7)
Ms. Harvey Dawson joined the company on November 14, 2022, and in connection with her hiring, she was granted an equity award in January 2023 and held no outstanding equity awards as of December 31, 2022.

2023 PROXY STATEMENT | HubSpot, Inc. 38

2022 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
Yamini Rangan	—	—	21,051	9,117,804
Kate Bueker	—	—	14,666	6,430,958
Brian Halligan	81,580	34,546,910	12,546	5,500,023
John Kelleher (3)	39,457	9,596,482	4,389	2,113,224
Alyssa Harvey Dawson (4)	—	—	—	—
Dharmesh Shah	—	—	7,373	3,241,137

(1)
The value realized on exercise is based on the difference between the fair market value of a share of our common stock on the exercise date, less the per share exercise price of the related stock option, multiplied by the number of shares for which the options were exercised.
(2)
The value realized on vesting is based on the closing market price per share of our common stock on the vesting date, which ranged from $284.53 to $607.59 per share, multiplied by the number of shares that vested.
(3)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective as of September 6, 2022.
(4)
Ms. Harvey Dawson joined the company in November 2022. In connection with her hiring, she was granted an equity award in January 2023 and did not hold any equity awards during 2022.

2023 PROXY STATEMENT | HubSpot, Inc. 39

ADDITIONAL INFORMATION RELATING TO EXECUTIVE COMPENSATION PROGRAM

2022 Potential Payments upon Termination or Change in Control

All current outstanding equity awards granted to our named executive officers under our 2014 Stock Option and Incentive Plan and our 2007 Equity Incentive Plan include a “double-trigger” vesting acceleration provision in the event of a change in control of the company. Pursuant to the forms of stock option agreement, restricted stock agreement, and RSU agreement, in the case of a “sale event” (as defined in our 2014 Stock Option and Incentive Plan) or in the case of a “change of control” (as defined in our 2007 Equity Incentive Plan) of the company, in each case in which outstanding awards are assumed, substituted or otherwise continued by a successor entity, and the award holder’s employment or service relationship with us terminates, such holder’s awards will vest in full as of the date of termination if such termination occurs (i) within 12 months after such sale event or change of control or 90 days prior to such event and (ii) such termination is by us without “cause” (as defined in the applicable award agreement) or by such holder for “good reason” (as defined in the applicable award agreement). There are no other payments or benefits provided to our named executive officers in the event of a termination of employment or change in control of the company.

The following table shows the potential payments and benefits to be received by each of our named executive officers in the event that his or her employment was terminated by us without cause or by the named executive officer for good reason within 12 months following, or 90 days prior to, a sale event or change of control of the company. The amounts in the table below have been calculated based on the assumption that the sale event/change of control and employment termination took place on December 31, 2022.

Named Executive Officer	Equity Acceleration Benefits Payable Upon Termination Without Cause/for Good Reason in connection with Change in Control ($) (1)
Yamini Rangan	10,977,450
Kate Bueker	4,122,969
Brian Halligan	4,473,791
John Kelleher (2)	—
Alyssa Harvey Dawson (3)	—
Dharmesh Shah	2,872,049

(1)
Consists of the vesting of outstanding equity awards that would accelerate pursuant to the “double-trigger” change in control provisions included in the applicable award agreements. Amounts in this column are calculated based on $289.13 per share, the closing market price of our common stock on December 30, 2022, the last trading day of 2022.
(2)
Mr. Kelleher resigned as General Counsel and Secretary and his employment with the company terminated effective as of September 6, 2022. He did not receive any severance payments or benefits in connection with the termination of his employment.
(3)
Ms. Harvey Dawson joined the company in November 2022 and did not hold any equity awards during 2022.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. As of December 31, 2022, we employed 7,433 full-time employees and strive to maintain a diverse and engaged workforce.

Under Item 402(u) of Regulation S-K under the Exchange Act, we are required to disclose the annual total compensation paid to our median employee (other than our Chief Executive Officer), the annual total compensation paid to our Chief Executive Officer, and the ratio of these two amounts for our most recently completed fiscal year.

We have calculated Ms. Rangan’s annualized compensation as CEO for purposes of the CEO pay ratio by adding her annual base salary of $1 as CEO to the amounts reported for Ms. Rangan in the stock awards, option awards, and all other compensation columns of the Summary Compensation Table.

The paragraphs that follow set forth our CEO pay ratio and describe the methodology we used to determine our median employee.

2023 PROXY STATEMENT | HubSpot, Inc. 40

For 2022:

•
the annual total compensation of the employee identified as our median employee (other than our CEO) was $153,268; and
•
the annual total compensation of Ms. Rangan, our CEO, was $11,765,439.

Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 76.76 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified the median employee using our employee population on December 31, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). To identify our median employee for 2022, we used the following methodology. We selected a compensation measure comprised of the following elements, which we believe reasonably reflects the annual compensation of our employees:

•
base salary, which we calculated as annual base salary using a reasonable estimate of the hours worked during 2022 for hourly employees and annual salary levels for our remaining employees, and annualizing the compensation for any newly hired permanent employees during 2022;
•
target bonus, which we calculated for eligible employees based upon a percentage of their base salary;
•
target commission, which we calculated for eligible employees based on defined on target earnings for their job and location; and
•
the grant date “fair value” of equity awarded to eligible employees in 2022, which we calculated pursuant to ASC Topic 718.

We calculated the sum of these compensation elements for our employees as of December 31, 2022 for the 12-month period from January 1, 2022 through December 31, 2022. Using this approach, we identified the individual at the median of our employee population, who is a full-time, salaried software engineer based in the United States, and determined that the employee’s annual total compensation as calculated using Summary Compensation Table requirements for 2022 was $153,268.

Pay Versus Performance

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in previous years, as the SEC-mandated calculation for compensation actually paid differs from that required for the Summary Compensation Table. The table below summarizes both the compensation values reported in our Summary Compensation Table, as well as the compensation actually paid, as calculated in accordance with 402(v) of Regulation S-K, for the 2020, 2021, and 2022 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

										Value of Initial Fixed $ 100 Investment Based On:
Year	Summary Compensation Table Total for PEO - Yamini Rangan ($)	Compensation Actually Paid to PEO - Yamini Rangan ($)(1)		Summary Compensation Table Total for PEO - Brian Halligan ($)	Compensation Actually Paid to PEO - Brian Halligan ($)(1)		Average Summary Compensation Table Total for Non- PEO NEOs ($)	Average Compensation on Actually Paid to Non- PEO NEOs ($)(2)		Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Income (in thousands) ($)(5)	Annual Recurring Revenue (in thousands) ($)(6)
2022	11,765,439	(7,912,847)		N/A	N/A		2,520,841	(5,284,187)	(7)	182	133	(112,749)	1,990,913
2021	7,318,462	22,913,424	(10)	2,996,527	16,490,831	(10)	3,116,941	12,026,911	(8)	416	207	(77,837)	1,495,038
2020	N/A	N/A		3,900,134	17,889,468		4,995,822	15,011,941	(9)	250	150	85,031	1,017,498

(1)
The amounts reported represent the “compensation actually paid” to our PEOs, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEOs in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the

2023 PROXY STATEMENT | HubSpot, Inc. 41

amount reported for our PEOs in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

Year	Summary Compensation Table Total for PEO ($)	Summary Compensation Table Value of Equity Awards ($)(a)	Equity Award Adjustments($)(b)	Compensation Actually Paid to PEO ($)
2022 – Yamini Rangan	11,765,439	(11,738,152)	(7,940,134)	(7,912,847)
2021 – Yamini Rangan	7,318,462	(6,669,726)	22,264,688	22,913,424
2021 – Brian Halligan	2,996,527	(2,994,888)	16,489,192	16,490,831
2020 – Brian Halligan	3,900,134	(3,898,891)	17,888,225	17,889,468

(a)
The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; and (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year. The valuation assumptions used to calculate fair values varied from those disclosed at the time of grant. The fair value of stock awards (RSUs) used to arrive at compensation actually paid is measured using the closing common stock price on the date of remeasurement. The fair value of option awards (stock options) used to arrive at compensation actually paid is measured using a binomial lattice model, as this valuation methodology is expected to yield a more accurate value of in-the-money options. This contrasts to our use of the Black-Scholes option pricing model for stock options at the time of grant (i.e. at-the-money). The assumptions used in estimating the fair value of stock options awards are as follows:

Year	Volatility	Risk-free Rate	Early Exit Multiple	Dividend Yield
2022	44.4% - 52.6%	1.4% - 3.9%	2.0	0.0%
2021	42.1% - 46.8%	0.7% - 1.7%	2.0	0.0%
2020	42.1% - 43.3%	0.6% - 1.9%	2.0	0.0%
2019	42.7%	1.9%	2.0	0.0%

Assumptions for 2019 were utilized to determine the fair value of stock awards as of December 31, 2019, that were granted in prior years but remained unvested leading into 2020.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2022 – Yamini Rangan	5,490,606	(10,369,549)	1,596,398	(4,657,589)	—	(7,940,134)
2021 – Yamini Rangan	8,012,630	9,652,349	1,202,902	3,396,807	—	22,264,688
2021 – Brian Halligan	4,555,670	7,633,629	898,486	3,401,407	—	16,489,192
2020 – Brian Halligan	7,808,791	7,074,756	901,011	2,103,667	—	17,888,225

(2)
The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEOs as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made were made to the average of the amounts reported

2023 PROXY STATEMENT | HubSpot, Inc. 42

in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEOs) for each year to determine the compensation actually paid, using the same methodology described above in footnote 1:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	2,520,841	(2,311,060)	(5,493,968)	(5,284,187)
2021	3,116,941	(2,624,682)	11,534,652	12,026,911
2020	4,995,822	(4,566,192)	14,582,311	15,011,941

(a)
The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)
The equity award adjustments for each fiscal year include the amounts, methodology, and assumptions noted in footnote 1(b). The amounts deducted or added in calculating the equity award adjustments are as follows for the non-PEO NEOs:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2022	893,769	(2,932,292)	300,275	(2,444,657)	(1,311,063)	(5,493,968)
2021	3,992,368	4,684,468	787,675	2,070,141	—	11,534,652
2020	8,913,689	3,752,960	1,086,821	828,841	—	14,582,311

(3)
Total shareholder return (“TSR”) represents the cumulative total return of an investment of $100 in our common stock. The measurement period for calculating TSR begins on December 31, 2019 and ends on the last day of the applicable fiscal year and has been calculated consistently with the information presented in the stock performance graph in our Form 10-K. The Company did not pay any dividends in the period from December 31, 2019 to December 31, 2022.
(4)
Represents the weighted peer group TSR. The peer group used for this purpose is the Nasdaq Computer Index, a published industry index that is used in the stock performance graph included in the Form 10-K.
(5)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(6)
Annual Recurring Revenue (“ARR”) is defined as the annual value of our customer subscription contracts as of the specified point in time excluding any commissions owed to our partners. For each Hub, this is the sum of customer ARR for the Starter, Basic, Professional and Enterprise subscriptions, plus applicable contacts (marketing only), Seats, or Add-Ons (e.g., reporting or ads). For multi-product customers, their ARR would be distributed across based on the value of each SKU/Hub for which they pay. In 2022, we began including our payments revenue run rate, defined as, on an annualized basis, the trailing three months of payments revenue, into the annual value of our customer subscription contracts. ARR can differ from revenue due to several factors. ARR is converted into U.S. dollars at fixed rates that are held consistent over time and may vary from those used for revenue or deferred revenue. ARR would exclude any impact for bad debt and partner commissions (as noted above) and would also differ from Revenue due to timing of revenue recognition. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider ARR, which is one of the measures used to determine annual cash incentive compensation for our PEO and other NEOs, to be the most important performance measure used to link compensation actually paid to the PEO and other NEOs for fiscal year 2022 to Company performance.
(7)
Non-PEO NEOs for 2022 include Ms. Bueker, Mr. Halligan, Mr. Kelleher, Ms. Harvey Dawson, and Mr. Shah. Mr. Kelleher previously served as our General Counsel and Secretary and stepped down effective September 6, 2022.

2023 PROXY STATEMENT | HubSpot, Inc. 43

Ms. Harvey Dawson joined as Chief Legal Officer effective November 9, 2022. The remaining non-PEO NEOs served as NEOs for the entirety of 2022.
(8)
Non-PEO NEOs for 2021 include Ms. Bueker, Mr. Kelleher, and Mr. Shah. They served as NEOs for the entirety of 2021.
(9)
Non-PEO NEOs for 2020 include Ms. Bueker, Mr. Kelleher, Mr. Shah, Ms. Rangan, and Mr. Sherman. Mr. Sherman served as our President and Chief Operating Officer until July 1, 2020. The remaining non-PEO NEOs served as NEOs for the entirety of 2021.
(10)
On September 7, 2021, Mr. Halligan transitioned from his role as Chairperson of the Board, CEO, and President and became Executive Chairperson of the Board, while Ms. Rangan transitioned from her prior role as Chief Customer Officer and succeeded Mr. Halligan as the Company’s CEO. Full year compensation for Mr. Halligan and Ms. Rangan are included within the PEO column for 2021.

Disclosure to Pay Versus Performance Table

Compensation for our NEOs is determined based on a variety of factors, as further discussed in the Compensation Discussion and Analysis section of this Proxy Statement. The tabular list of financial performance measures included and defined below is used by the Company to link executive compensation actually paid to company performance. We did not use any other metrics to directly link executive compensation actually paid to Company performance in 2022.

1)
ARR is defined as the annual value of our customer subscription contracts as of the specified point in time, excluding any commissions owed to our partners.
2)
Non-GAAP Operating Income (Loss) is defined as operating income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, the amortization of acquired intangibles, acquisition-related expenses, gains/losses on the termination of operating leases, loss on disposal of fixed assets, and restructuring charges.

The GAAP financial measure most directly comparable to non-GAAP operating income (loss) and a reconciliation of the differences between this non-GAAP financial measure and the comparable GAAP financial measure, are attached to this Proxy Statement as Appendix A.

2023 PROXY STATEMENT | HubSpot, Inc. 44

Relationship Between Compensation Actually Paid, Total Shareholder Return, and Peer Group Total Shareholder Return

The graph below shows the relationship between the PEO and Average Non-PEO NEO compensation actually paid, the Company’s cumulative TSR (assuming an initial fixed investment of $100 on December 31, 2019), and the Company’s Peer Group (Nasdaq Computer Index) cumulative TSR (assuming an initial fixed investment of $100 on December 31, 2019), for the fiscal years ended December 31, 2020, 2021, and 2022:

Compensation Actually Paid vs. TSR Compensation Actually Paid to PEO (Y. Rangan) Compensation Actually Paid to PEO (B. Halligan) Average Compensation Actually Paid to Non-PEO NEOs Total Shareholder Return Peer Group Total Shareholder Return Compensation Actually Paid($000) -$10,000 -$5,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2020 2021 2022 $50 $100 $150 $200 $250 $300 $350 $400 $450 Value of Initial $100 Investment (TSR) N/A $150 $250 $17,889 $15,012 $207 $12,027 $16,491 $22,943 $416 -$7,913 -$5,287 $133 N/A $182

2023 PROXY STATEMENT | HubSpot, Inc. 45

Relationship Between Compensation Actually Paid and Net Income

The graph below shows the relationship between the PEO and Average Non-PEO NEO compensation actually paid and net income (loss) for the fiscal years ended December 31, 2020, 2021, and 2022:

Compensation Actually Paid vs. Net Income Compensation Actually Paid to PEO (Y. Rangan) Compensation Actually Paid to PEO (B. Halligan) Average Compensation Actually Paid to Non-PEO NEOs Net Income Compensation Actually Paid($000) -$10,000 -$5,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2020 2021 2022 -$150 -$130 -$110 -$90 -$70 -$50 -$30 -$10 $10 Net Income ($M) N/A $17,889 $15,012 -$85 $22,913 $16,491 $12,027 -$78 N/A -$113 -$5,287 -$7,913

Relationship Between Compensation Actually Paid and ARR

The graph below reflects the relationship between the PEO and Average Non-PEO NEO compensation actually paid and ARR for the fiscal years ended December 31, 2020, 2021, and 2022. Please note that we’ve also included a supplemental disclosure showing growth percentage of ARR within the chart below.

Compensation Actually Paid vs. Annual Recurring Revenue (“AAR”) Compensation Actually Paid to PEO (Y. Rangan) Compensation Actually Paid to PEO (B. Halligan) Average Compensation Actually Paid to Non-PEO NEOs Annual Recurring Revenue Compensation Actually Paid($000) -$10,000 -$5,000 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 2020 2021 2022 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 ARR($M) $1,017 (35% Growth) $1,495 (47% Growth) $1,991 (33% Growth) N/A $17,889 $15,012 $22,913 $16,491 $12,027 N/A -$7,913 -$5,287

2023 PROXY STATEMENT | HubSpot, Inc. 46

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and RSUs		Weighted- average Exercise Price of Outstanding Options ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders (2)	2,092,239	(3)	175.81	12,477,912	(4)
Equity compensation plans not approved by stockholders	—		—	—
Total	2,092,239		175.81	12,477,912

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)
These plans consist of our 2007 Equity Incentive Plan (terminated in October 2014), our 2014 Stock Option and Incentive Plan, as amended, and our 2014 Employee Stock Purchase Plan.
(3)
This number includes 50,815 shares of our common stock subject to outstanding options granted under our 2007 Equity Incentive Plan and 2,041,424 shares subject to outstanding awards granted under our 2014 Stock Option and Incentive Plan, as amended, of which 420,867 shares were subject to outstanding options and 1,620,557 shares were subject to outstanding RSU awards.
(4)
This number includes 9,726,660 shares of our common stock available for issuance under our 2014 Stock Option and Incentive Plan, as amended, and 2,751,252 shares reserved for issuance under our 2014 Employee Stock Purchase Plan.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2022.

Compensation Committee

Jay Simons (Chairperson)

Nick Caldwell

Claire Hughes Johnson

2023 PROXY STATEMENT | HubSpot, Inc. 47

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in the “Compensation of Non-Employee Directors” and “Executive Compensation” section of this proxy statement, below we describe transactions since January 1, 2022 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to our company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation, bylaws and in indemnification agreements that we entered into or may in the future enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or

2023 PROXY STATEMENT | HubSpot, Inc. 48

other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Transactions with Our Executive Officers and Directors and Affiliated Entities

We have granted stock options and RSU awards to our executive officers and certain of our directors. See the sections captioned “Compensation of Non-Employee Directors” and “Executive Compensation— 2022 Outstanding Equity Awards at Fiscal Year-End Table” for a description of these stock options and RSU awards.

Policies and Procedures for Related Party Transactions

The Audit Committee of our Board of Directors has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our Audit Committee charter provides that the Audit Committee shall review and approve or disapprove any related party transactions. We also adopted a formal policy governing the review and approval of related party transactions.

2023 PROXY STATEMENT | HubSpot, Inc. 49

PROPOSAL ONE – ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The term of the Class III directors is scheduled to expire at the upcoming Annual Meeting. The term of the Class I directors expires at the 2024 annual meeting of stockholders. The term of the Class II directors expires at the 2025 annual meeting of stockholders. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees for Class III Directors

Based on the recommendation of the Nominating and ESG Committee of our Board, our Board has nominated Nick Caldwell, Claire Hughes Johnson, Jay Simons, and Yamini Rangan for election as Class III directors to serve for a three-year term ending at the 2026 annual meeting or until their successors are elected and qualified. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Directors Not Standing for Election

Our Class I directors and Class II directors are not standing for election at this year’s Annual Meeting. Our Class I directors, consisting of Brian Halligan, Ron Gill, and Jill Ward, will continue in office until the 2024 annual meeting of stockholders, or until his or her earlier resignation, death, or removal. Our Class II directors, consisting of Lorrie Norrington, Avanish Sahai, and Dharmesh Shah will continue in office until the 2024 annual meeting of stockholders, or until his or her earlier resignation, death, or removal.

Vote Required

Our bylaws provide for a majority voting standard in uncontested elections of directors (as is the case for this Annual Meeting). Under our majority voting standard for the election of directors, each nominee must receive a majority of votes cast to be elected, which means a director nominee will be elected to the Board only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes will have no effect on the nominee’s election. In the event the company receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. An incumbent director who is nominated for election and fails to receive a majority of the votes cast for such director’s reelection would be required to promptly deliver to the Board an irrevocable offer to resign from the Board. The Nominating and ESG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating and ESG Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. A plurality voting standard will continue to apply to contested director elections. A contested election will generally include any situation in which the company receives a notice that a stockholder has nominated a person for election to the Board at a meeting of stockholders.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTOR LISTED ABOVE.

2023 PROXY STATEMENT | HubSpot, Inc. 50

PROPOSAL TWO – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2016.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP.

We expect that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Audit Fees, Audit-Related Fees, Tax Fees, and Other Fees

The following table sets forth the fees billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and all other services rendered for 2022 and 2021 (in thousands):

Fee Category	2022	2021
Audit Fees (1)	$2,593	$2,524
Audit-Related Fees (2)	—	—
Tax Fees (3)	433	386
Other Fees (4)	3	3
Total Fees	$3,029	$2,913

(1)
Audit fees consist of fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and foreign statutory audits and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or requirements. Audit fees also include accounting consultations and research related to the integrated audit.
(2)
There were no Audit-Related fees in 2022 or 2021.
(3)
Tax Fees consist of fees billed for tax compliance, consultation, and planning services.
(4)
Other Fees consist of fees billed for accounting research and disclosure software.

Vote Required

2023 PROXY STATEMENT | HubSpot, Inc. 51

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting that are properly voted “FOR” or “AGAINST” this proposal. Abstentions will have no effect on the outcome of the vote. This proposal is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on this proposal. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that HubSpot specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. None of the members of the Audit Committee is an officer or employee of HubSpot, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE Market rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. The Board has designated Mr. Gill as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the company’s audited consolidated financial statements for 2022 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of the company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the company’s internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the company’s internal control, including internal control over financial reporting; and the overall quality of the company’s financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.

2023 PROXY STATEMENT | HubSpot, Inc. 52

Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements for 2022 be included in its Annual Report on Form 10-K for 2022.

Audit Committee

Ron Gill (Chairperson)

Avanish Sahai

Jill Ward

2023 PROXY STATEMENT | HubSpot, Inc. 53

PROPOSAL THREE – NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies, and practices implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board of Directors and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on the company, our Board of Directors, or the Compensation Committee. Although non-binding, our Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of HubSpot, Inc. approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting that are properly voted “FOR” or “AGAINST” this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote. As noted above, the vote is advisory, which means that the vote is not binding on the company, our Board of Directors, or the Compensation Committee.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

2023 PROXY STATEMENT | HubSpot, Inc. 54

PROPOSAL FOUR – NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future non-binding, advisory votes to approve the compensation of our named executive officers. We are required to solicit stockholder votes on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers at least once every six years, although we may seek stockholder input more frequently.

By voting with respect to this Proposal Four, stockholders may indicate whether they would prefer that we conduct future non-binding, advisory votes to approve the compensation of our named executive officers every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this Proposal Four. Our Board has determined that an annual non-binding, advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on the company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the company’s efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of HubSpot, Inc. approve the submission by the company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act every:

•
one year;
•
two years; or
•
three years

The company recognizes that the stockholders may have different views as to the best approach for the company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers. This vote is advisory and not binding on the company or our Board. Although non-binding, the Board and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes to approve the compensation of our named executive officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of our Board.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY “1 YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE NON-BINDING, ADVISORY VOTES TO APPROVE THE COMPENSATION OUR NAMED EXECUTIVE OFFICERS.

2023 PROXY STATEMENT | HubSpot, Inc. 55

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 2 Canal Park, Cambridge, MA 02141, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include (i) all information required by our bylaws, and (ii) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, including the nominee’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to proposals regarding other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting the text, if any, of any resolutions or bylaw amendment proposed for adoption, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business or nomination, the class and number of shares of our capital stock and/or synthetic equity interest (as defined in the bylaws) which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or nomination, or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

No stockholder may solicit proxies in support of director nominees other than the company’s nominees unless the stockholder has complied with Rule 14a-19 promulgated under the Exchange Act, including the timely provision of notices to the company required thereunder. If any stockholder that provides notice subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the timely provision of notices to the company required thereunder, and no other proposing person has provided notice in compliance with Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee will be disqualified.

A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials two director nominees or a number of nominees constituting 20% of our Board, or if such amount is not a whole number, the closest whole number below 20%, provided that the stockholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than the close of business on December 27, 2023 and no later than the close of business on January 26, 2024.

The advance notice requirements under our bylaws for the 2024 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not earlier than February 7, 2024 and not later than the close of business on March 8, 2024. However, if the date of our 2023 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after June 6, 2024, the anniversary of the 2023 Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (1) the 90th day prior to such annual meeting or (2) the tenth day following the day on which public disclosure of the date of the meeting is made. In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2024.

2023 PROXY STATEMENT | HubSpot, Inc. 56

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 27, 2023. Such proposals must be delivered to our Secretary, c/o HubSpot, Inc., 2 Canal Park, Cambridge, MA 02141.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact our Secretary at our principal executive offices for a copy of our current bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

2023 PROXY STATEMENT | HubSpot, Inc. 57

Appendix A

Reconciliation of non-GAAP operating income

(in thousands, except footnotes)

	Six Months Ended June 30,	Year Ended December 31,
	2022	2022
GAAP operating loss	$(63,405)	$(109,101)
Stock-based compensation	126,868	275,849
Amortization of acquired intangible assets	1,163	2,629
Acquisition/disposition related income	(288)	(305)
Non-GAAP operating income	$64,338	$169,072

2023 PROXY STATEMENT | HubSpot, Inc. A-1

Hubspot SCAN TO VIEW MATERIALS & VOTE HUBSPOT, INC. 2 CANAL PARK CAMBRIDGE, MA 02141 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HUBS2023 You may attend the meeting via live audio webcast on the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Time the day before the meeting date. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11213-P92199 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HUBSPOT, INC. The Board of Directors recommends you vote FOR the following: 1. Elect four Class III directors to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Nominees: For Against Abstain 1a. Nick Caldwell 1b. Claire Hughes Johnson 1c. Jay Simons 1d. Yamini Rangan The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023; and 3. Non-binding advisory vote to approve the compensation of the Company's named executive officers. For Against Abstain The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 4. Non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. NOTE: To transact such other business that properly comes before the Annual Meeting (including adjournments or postponements thereof). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V11214-P92199 HUBSPOT, INC. Annual Meeting of Stockholders June 6, 2023 9:00 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Yamini Rangan, Kate Bueker, and Alyssa Harvey Dawson, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HUBSPOT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 6, 2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side